EXHIBIT 10.14

                            LINE OF CREDIT AGREEMENT

                                   $25,000,000

                                 LINE OF CREDIT

                                      from

                       KEY CORPORATE CAPITAL INC., Lender

                                       to

                           GRAND COURT-GREATWOOD, L.P.

         and Additional Future Borrowers (collectively, the "Borrower")

                          Dated as of October 30, 1998

                            LINE OF CREDIT AGREEMENT

     GRAND COURT-GREATWOOD, L.P. and such other Persons who become a Borrower hereunder by execution of a Borrower Addition Amendment, and KEY CORPORATE CAPITAL INC. ("Lender"), hereby agree as follows:

1.   Definitions.

     1.1 Defined Terms. For purposes of this Agreement the following terms will have the following meanings:

          1.1.1 "Advance(s)" will mean disbursements of each of the Non-Revolving Loans made pursuant to this Agreement.

          1.1.2 "Affiliate(s)" will mean, with respect to any Person (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any Person who is a member, director or officer of such Person or any Subsidiary thereof. A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to (a) vote ten percent (10%) or more of the voting equity of such other Person, or (b) direct or cause the direction of the management and policies of such other Person, whether through voting securities, by contract or otherwise.

          1.1.3 " "Aggregate Outstanding Non-Revolving Credit" will mean an amount equal to the aggregate unpaid principal amount of all Non-Revolving Loans.

          1.1.4 "Agreement" will mean this Line of Credit Agreement and any amendments, supplements or modifications thereto made from time to time in accordance with the terms of this Agreement.

          1.1.5 "Applicable Margin" will mean two and three quarters of one percent (2.75%) per annum.

          1.1.6 "Appraisal" will mean, for each Project, an appraisal of the Project as described in Section 7.8.5 below in
                                                   -------------
                    form and substance acceptable to Lender and completed in accordance with the terms hereof.

          1.1.7 "Attorneys Fees" will mean the reasonable value of the services (and all costs and expenses related thereto) of the attorneys (and all paralegals and other staff employed by such attorneys) employed by Lender from time to time to: (i) take any action, following an Event of Default (after expiration of any applicable cure period), in or with respect to any suit or proceedings (bankruptcy or otherwise) relating to an Event of Default; (ii) enforce any of Lender's rights to collect any of the Obligations; (iii) give Lender advice with respect to this Agreement, including but not limited to advice in connection with any Event of Default (after expiration of any applicable cure period), workout or bankruptcy of Borrower or Guarantor; and (iv) prepare any amendments, restatements, or waivers to this Agreement or any of the documents executed in connection with any of the Obligations, provided that Borrower or Affiliate of Borrower is a party to such amendments, restatements, or waivers.

          1.1.8 "Base Rate" will mean that interest rate established by Lender as Lender's prime rate, whether or not such rate is publicly announced. The Base Rate may not be the lowest interest rate charged by Lender for commercial or other extensions of credit.

          1.1.9 "Base Rate Advance" will mean any Advance that bears interest at the Base Rate.

          1.1.10 "Borrower(s)" will mean Grand Court-Greatwood, L.P., and any other Person added to this Agreement and certain other Loan Documents by Borrowers' Designated Officer pursuant to the execution of a document substantially in the form of the Borrower Addition Amendment attached hereto as Exhibit A, jointly and
                                                 ---------
                    severally.

          1.1.11 "Borrower's Account" will mean the account of Borrower at Lender's Affiliate designated by Lender for use hereunder.

          1.1.12 "Borrowers' Designated Officer" will mean Keith Marlowe, secretary of the general partner of each Borrower, in his/her capacity as an officer or manager of each Borrower, and/or any other Person designated by Grand Court-Greatwood, L.P. on behalf of any one or more Borrowers in a writing addressed to Lender.

          1.1.13   "Borrowing" will mean an Advance made on a given
                    Borrowing Date.

          1.1.14 "Borrowing Date" will mean the date on which an Advance is made.

          1.1.15   "Budget" will mean, for each Project, a cost
                   breakdown and itemization of all hard and soft costs for such Project as described in Section 7.8.3 below
                                                    -------------
                   in form and substance acceptable to Lender.

          1.1.16 "Business Day" will mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to any LIBOR Rate Advance, on which dealings are carried on in the London interbank eurodollar market.

          1.1.17 "Capital Expenditure Reserve" will mean, for each Borrower, the sum of $250 for each unit constructed in a Project deposited with Lender's Affiliate in accordance with Section 7.2.18 below.
                                   --------------




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          1.1.18   "CERCLA" will mean the Comprehensive Environmental
                   Response, Compensation, and Liability Act as found in 42 U.S.C. ss. 9601 et seq.

          1.1.19 "Closing" will mean, for each Non-Revolving Loan, the execution and delivery of the documents listed on the related Closing Memo.

          1.1.20 "Closing Date" will mean, for each Non-Revolving Loan, the date on which the Loan Documents in connection therewith are executed and delivered to Lender.

          1.1.21 "Closing Memo" will mean, for each Non-Revolving Loan, the Closing Memorandum between Borrower and Lender in connection with the transactions represented by such Loan, which will be substantially in the form delivered by Borrower to Lender at the Line of Credit Closing.

          1.1.22 "Code" will mean the Internal Revenue Code of 1986, as amended or supplemented from time to time.

          1.1.23 "Collateral" will mean any property, real or personal, tangible or intangible, referred to in this Agreement or the Loan Documents or now or in the future securing any of the Obligations.

          1.1.24 "Commitment Fee" will mean the sum of $250,000 payable as follows: (i) $150,000 payable in accordance with Section 2.12.2.5 below; and (ii)
                                   ----------------
                   $100,000, the receipt of which is acknowledged by
                   Lender.

          1.1.25 "Completion" will mean, for each Project, the issuance of a final certificate of occupancy for the Project, or similar evidence of completion from the Governmental Authority having jurisdiction over the Project if such a certificate is not available under the laws of the jurisdiction in which the Project is located.

          1.1.26 "Completion Date" will mean, for each Project, the date 15 months after the Closing Date.

          1.1.27 "Compliance Certificate(s)" will mean the Compliance Certification delivered by Borrower to Lender from time to time in the form delivered to Borrower by Lender.

          1.1.28 "Consolidated Indebtedness" will mean, at any date, the Indebtedness of the Consolidated Entities, determined on a consolidated basis as of such date.

          1.1.29 "Consolidated Entities" will mean at any date all Borrowers and Grand Court and excluding any direct or indirect Affiliate of Grand Court that would be consolidated into Grand Court in accordance with GAAP.

          1.1.30 "Construction Contract" will mean, for each Project, the construction contract entered into between Borrower and General Contractor for the construction, and, if applicable, the design of such Project.

          1.1.31 "Construction Period" will mean, for each Non-Revolving Loan, a period beginning on the Closing Date for such Loan and ending on the Mini-Perm
                   Conversion Date for such Loan.

          1.1.32 "Conversion" or "Converted" will mean the switching from one rate mode to another for a particular
                   Advance or Converted Advance in accordance with the terms of this Agreement.

          1.1.33 "Converted Advance" will mean an Advance where the rate of interest originally elected has been converted by means of a Conversion.

          1.1.34 "Corporate Checking Account" will mean an account maintained by Borrower at Lender or any Affiliate of Lender.

          1.1.35 "Current Audited Financial Statements" will mean Grand Court's audited consolidated balance sheet dated July 31, 1998.

          1.1.36 "Current Financial Statements" will mean the Current Audited Financial Statements and Grand Court's unaudited consolidated balance sheet dated July 31, 1998 (subject to normal year-end adjustments). For the purposes of any future date on which the representations and warranties contained in Section 4 hereof are deemed to be remade, the most
                       ---------
                    current financial statements, tax returns or other documents with respect to Borrower or Guarantor delivered to Lender pursuant to Section 5 hereof will be deemed to be the
                                ---------
                    Current Financial Statements.

          1.1.37 "Debt Service Reserve" will mean an amount equal to the projected debt service set forth on the Budget to become due and payable during the six-month period following the Mini-Perm Conversion Date for each Non-Revolving Loan which is to be deposited with Lender or Lender's Affiliate pursuant to and at the time set forth in Section 7.2.16, below.
                                     --------------

          1.1.38 "Default" will mean any event or condition which, with the passage of time, the giving of notice or both, if applicable, would constitute an Event of Default.

          1.1.39 "Default Rate" will mean the greater of the three percent (3%) in excess of the highest applicable interest rate provided for herein, or sixteen percent (16%).

          1.1.40 "Disclosure Schedules" will mean the schedules to be provided by Borrower to Lender on the Line of Credit Closing Date and each Closing Date.

          1.1.41 "Dollars" will mean lawful money of the United States of America.

          1.1.42 "Environmental Laws" will mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, and other governmental restrictions relating to the environment, the effect of the environment on human health or to the emission, discharge or release of pollutants, contaminants, Hazardous Wastes or substances into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Wastes or substances or the clean-up or other remediation thereof.

          1.1.43 "Environmental Report" will mean, for each Project, the environmental site assessment of the Property in form and substance acceptable to and delivered to Lender in connection with the Closing.

          1.1.44 "ERISA" will mean the Employee Retirement Income Security Act of 1974, or any successor statute, as amended or supplemented from time to time.

          1.1.45   "ERISA Affiliate" will mean any person (as defined in
                   Section 3(a) of ERISA) including each trade or
                   ------------
                   business (whether or not incorporated) that together with Borrower, or any Subsidiary thereof, would be deemed to be a "single employer" or member of the same "controlled group" within the meaning of ss. 414 of the Code.

          1.1.46 "Event of Default" will mean any of the events listed in Section 8.
                      ---------

          1.1.47 "Eurocurrency Liabilities" will have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          1.1.48 "Facility Fee" will have the meaning given to that term in Section 2.12.2.1, below.
                           ----------------

          1.1.49   Intentionally Omitted.

          1.1.50 "Force Majeure" will mean any strikes, lockouts, shortages of labor, fuel or materials, acts of God, significant adverse weather conditions not reasonably anticipated, any enemy act, riot, insurrection or other civil commotion, fire or other casualty or any other cause or circumstance beyond the reasonable control of the affected party.

          1.1.51 "GAAP" will mean generally accepted accounting principles.

          1.1.52 "General Contractor" will mean, for each Project, the design-build contractor selected by Borrower which Borrower has contracted with to design and construct such Project pursuant to a Construction Contract.

          1.1.53 "Governmental Authority" will mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of the United States of America, of any state, the District of Columbia, municipality or any other governmental entity having jurisdiction.

          1.1.54   "Grand Court" will mean Grand Court Lifestyles, Inc.

          1.1.55 "Guarantees" will mean the guarantees of the completion of any Project or of all or any part of the Obligations, now existing or hereafter arising, whether on a full, limited or non-recourse basis, and will include any amendments thereto and restatements thereof.

          1.1.56 "Guarantor(s)" will mean any persons or entities that now or in the future that deliver one or more
                   Guarantees to Lender. Initially, Guarantor will mean Grand Court and Borrower.

          1.1.57 "Hazardous Wastes," "hazardous substances" and "pollutants or contaminants" will mean any substances, waste, pollutant or contaminant now or hereafter designated as such under any now existing or hereinafter enacted or amended federal, state or local statute, ordinance, code or regulation designed to protect the environment, including but not limited to CERCLA.

          1.1.58 "Improvements" will mean, for each Project, the structures to be constructed on the Property.

          1.1.59 "Indebtedness" will mean, for any Person at any date, without duplication: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bond, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee that are capitalized in accordance with generally accepted accounting principles, (v) all Indebtedness of others guaranteed by such Person and (vi) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis)
                   under a letter of credit or similar instrument.

          1.1.60 "Indemnity" will mean, for each Project, the environmental indemnity agreement to be executed and delivered by Borrower and Grand Court in favor of Lender in form and substance acceptable to Lender.

          1.1.61 "Inspector" will mean, for each Project, the inspector hired by Lender to inspect and monitor the construction of the Project.

          1.1.62 "Interest Period" will mean, for each Advance or Converted Advance bearing interest at the LIBOR Rate under a Note, the thirty-day period commencing on the date of such Advance or Converted Advance; provided,
                                                              --------
                   however, that:
                   -------

                   1.1.62.1 Borrower may not select the LIBOR Rate for
                            any Advance where the Interest Period for any such Advance would end after the Maturity Date of such Note;

                   1.1.62.2 whenever the last day of any Interest
                            Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension of time would cause the last day of such Interest Period for a LIBOR Rate Advance to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                   1.1.62.3 Borrower may not select as to the amount
                            of any principal payment due hereunder or under a Note, any Interest Period which both begins before and ends after any principal installment payment date set forth herein.

          1.1.63 "Lease Reserve" will mean, for each Project, a lease reserve described in Section 7.2.17 below deposited
                                        --------------
                   with Lender's Affiliate in the amount set forth in the Budget approved by Lender.

          1.1.64 "Legal Requirements" will mean all applicable laws, statutes, ordinances, rules, regulations and restrictive covenants.

          1.1.65   "Levies" will have the meaning given that term in
                   Section 2.13 of this Agreement.
                   ------------

          1.1.66 "LIBOR Rate" will mean, for any Interest Period with respect to a LIBOR Rate Advance, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of: (x) the per annum rate of interest, determined by the Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Advance, appearing on Page 3750 of the Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to such Interest Period divided by (y) a
                                                      ----------
                   number equal to 1.00 minus the LIBOR Rate Reserve
                                        -----
                   Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by the Lender as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Advance, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to such LIBOR Rate Advance and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Rate Reserve Percentage.

          1.1.67 "LIBOR Rate Advance(s)" will mean any Advance or Converted Advance that bears interest based upon the LIBOR Rate.

          1.1.68   "LIBOR Rate Reserve Percentage" will mean, for any
                    Interest Period in respect of any LIBOR Rate Advance, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which the Lender may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Rate Advances is determined or any category of extension of credit or other assets that include the LIBOR Rate Advances. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Rate Advances shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under said
                   Regulation D.

          1.1.69 "Lien" will mean any mortgage, pledge, lien, charge, security or other encumbrance of any kind whatsoever on any property, including but not limited to, the Property and Collateral, belonging to Borrower.

          1.1.70 "Line of Credit" will mean the Non-Revolving Line of Credit as described in Section 2, below.
                                          ---------

          1.1.71 "Line of Credit Closing" will mean the execution and delivery of the documents listed on the Line of Credit Closing Memo.

          1.1.72 "Line of Credit Closing Date" will mean the date on which this Agreement and the other Loan Documents listed on the Line of Credit Closing Memo are executed.

          1.1.73 "Line of Credit Closing Memo" will mean the Closing Memorandum between Borrower and Lender in connection with the transactions represented by this Agreement.

          1.1.74 "Liquidity" will mean the total of all cash and cash equivalents held by the Consolidated Entities.

          1.1.75 "Loan Documents" will mean this Agreement, the Notes, and the documents listed on the Line of Credit
                   Closing Memo and each Closing Memo.

          1.1.76 "Loan(s)" will mean any and all advances of funds under this Agreement or any of the Notes.

          1.1.77 "Management Contract" will mean, for each Project, the contract for the management and operation of the Project between Grand Court and Borrower.

          1.1.78 "Material Adverse Effect" will mean an effect on the business, financial condition, assets or liabilities of Borrower and its Consolidated Entities, considered on a consolidated basis, which, when combined on a cumulative basis with other changes in the business, financial condition, assets and liabilities of Borrower and its Consolidated Entities, considered on a consolidated basis:
                   (i) would have a material adverse effect on the ability of Borrower to perform its obligations under the Loan Documents or (ii) would result in a material adverse change in the financial condition of Borrower and its Consolidated Entities, considered on a consolidated basis.

          1.1.79 "Maturity Date" will mean the maturity date specified in each of the Notes, including all amendments, extensions, and renewals made thereto from time to time.

          1.1.80 "Mini-Perm Conversion Date" will mean, for each Non-Revolving Loan, the earlier of: (i) the first day of the month in the fifteenth month after the month of the Closing Date of such Loan, or (ii) the first day of the month in the month after the Completion Date for the Project funded by such Loan.

          1.1.81 "Mini-Perm Period" will mean, for each Non-Revolving Loan, the twenty four (24) month period following the Mini-Perm Conversion Date.

          1.1.82 "Mortgage" will mean the mortgage or deed of trust securing the applicable Note for each Project.

          1.1.83 "Multiemployer Plan" will mean a multiemployer plan as defined in ss. 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code ss. 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          1.1.84 "Net Worth," at any particular time, will mean the shareholders equity as determined in accordance with GAAP. Unless otherwise specified herein, Net Worth will be calculated in a consolidated basis for the Consolidated Entities, excluding any items for direct or indirect Affiliates of Grand Court that would be consolidated into Grand Court in accordance with GAAP.

          1.1.85 "Non-Revolving Conditions" will mean the conditions set forth in Section 2.1.2.
                                -------------

          1.1.86 "Non-Revolving Line of Credit" will mean the credit line described in Section 2.1.
                                     -----------

          1.1.87 "Non-Revolving Loans" will mean each of the Loans described in Section 2.1 and represented by a Note.
                                -----------

          1.1.88   Intentionally Omitted.

          1.1.89 "Note(s)" will mean collectively the promissory notes of Borrowers to the Lender evidencing the Non-Revolving Loans, and will include any amendments, extensions and renewals made thereto from time to time.

          1.1.90 "Notice(s) of Pricing Election" will mean the notice required under Section 2.4.2, below, in the form attached to the
                         -------------
                   Notes.

          1.1.91   "Notice(s) of Prepayment" will mean the notice
                   required under Section 2.8.2, below, in connection
                                          -----
                   with a prepayment of any of the Loans.

          1.1.92 "Notices" will mean all Notices of Pricing Election, Notices of Prepayment, any notice of termination or reduction of the Total Commitment, and any other notices under this Agreement.

          1.1.93 "Obligations" will mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing to Lender from Borrower of any kind or nature arising under this Agreement, the Notes or any of the Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and all charges, expenses, fees, including but not limited to reasonable Attorneys' Fees, and any other sums chargeable to Borrower under any of the Obligations.

          1.1.94 "Operating Cash Flow" will mean: (i) net income, as determined in accordance with generally accepted accounting principles; plus (ii) income taxes; plus (iii) depreciation
                                ----                    ----
                    and amortization; plus (iv) interest; plus (v) other items
                                      ----                ----
                    which would be classified as non-cash charges; plus (vi)
                                                                   ----
                    management fees; minus (vii) 5% of gross revenues; minus
                                     -----                             -----
                    (viii) current contributions to the Capital Expenditure Reserve; and excluding extraordinary items including but not limited to gain or loss from the sale or disposition of capital assets. Operating Cash Flow will be determined in accordance with generally accepted accounting principles applied on a consistent basis.

          1.1.95   "PBGC" will mean the Pension Benefit Guaranty
                   Corporation referred to and defined in ERISA.

          1.1.96   "Permitted Liens" will mean:

                    1.1.96.1 liens securing the payment of taxes,
                             either not yet due or the validity of which is being contested by the Person being charged in good faith by appropriate proceedings, and as to which it has set aside on its books adequate reserves to the extent required by GAAP;

                    1.1.96.2 deposits under workers' compensation,
                             unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                   1.1.96.3 liens imposed by law, such as carriers',
                            warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business;

                   1.1.96.4 liens in favor of Lender under this Agreement or
                            the Loan Documents;

                   1.1.96.5 purchase money liens incurred in the
                            connection with the acquisition of capital assets limited to the specific assets acquired with such financing (subject to the acquisition of such assets and incurrence of such debt being otherwise permitted by the terms of this Agreement);

                   1.1.96.6 any lien existing on any asset of any
                            corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                   1.1.96.7 any lien on any asset of any corporation
                            existing at the time such corporation is merged or consolidated with or into Borrower or a Subsidiary and not created in contemplation of such event;

                   1.1.96.8 any lien existing on any asset prior to
                            the acquisition thereof by Borrower or a Consolidated Entity and not created in contemplation of such event;

                   1.1.96.9 any lien arising out of the refinancing,
                            extension, renewal or refunding of any
                            Indebtedness secured by any lien permitted
                            by any of the foregoing clauses (4)-(8) of
                            this Section 1.1.96, provided that such
                                 ---------------
                            Indebtedness is not increased and is not secured by any additional Collateral;

                   1.1.96.10 any attachment lien being contested in
                             good faith and by proceedings promptly
                             initiated and diligently conducted, unless the attachment giving rise thereto will not, within sixty days after the entry thereof, have been discharged or fully bonded or will not have been discharged within sixty days after the termination of any such bond;

                   1.1.96.11 any judgment lien, unless the judgment it
                             secures will not, within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or will not have been discharged within sixty days after the expiration of any such stay; and

                   1.1.96.12 easements, rights-of-way, zoning restrictions and other restrictions, charges or encumbrances existing on the Closing Date or otherwise incurred in the ordinary course of business and not materially interfering with the ordinary conduct of the business.

          1.1.97 "Person" will mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          1.1.98 "Plan(s)" will mean any pension plan subject to the provisions of Title IV of ERISA or ss. 412 of the Code and which is maintained for employees of Borrower or any ERISA Affiliate.

          1.1.99 "Plans and Specifications" will mean, for each Project, the architectural, structural, mechanical, and electrical plans and specifications for the Improvements.

          1.1.100 "Prepayment Premium" will mean the following and will be applicable regardless of whether or not such prepayment is in full or in part, or voluntary or on default or otherwise:

                   1.1.100.1 as to LIBOR Rate Advances, three percent
                             (3%) of the portion of each Non-Revolving
                             Loan prepaid (unless prepayment occurs
                             within 60 days prior to the last day of the Mini-Perm Period for such Loan), plus, in the case of any LIBOR Rate Advances prepaid prior to the last day of its Interest Period, an amount equal to the excess of the interest that would have been received from Borrower by Lender for the account of Lender at the rate applicable to the portion of the Advance prepaid during the remaining portion of the relevant Interest Period, over the return which Lender could have obtained if it invested the amount of such prepayment at the LIBOR Rate that would have been in effect if an Interest Period began on the date of such prepayment; and such funds had remained invested until the expiration of the relevant Interest Period; and

                   1.1.100.2 as to Base Rate Advances, three percent
                             (3%) of the portion of each Non-Revolving
                             Loan prepaid, unless prepayment occurs
                             within 60 days prior to the last day of the Mini-Perm Period for such Loan.

          1.1.101 "Project" will mean, for each Non-Revolving Loan, the construction of an independent and/or assisted living facility on the Property with Advances of such Loan.

          1.1.102 "Project Architect" will mean, for each Project, either the architect hired by Borrower to complete the Plans and Specifications for the Project, or the architect hired by the General Contractor for the same purpose.

          1.1.103 "Property" will mean, for each Project, the real estate encumbered by and defined in the Mortgage securing the Note for such Project.

          1.1.104 "Reportable Event" will mean any reportable event as defined in ss. 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code ss. 414).

          1.1.105 "Responsible Officer" will mean, with respect to any Person its chairman, chief executive officer, president, chief financial officer, controller, treasurer or an assistant treasurer with respect to Compliance Certificates and notices of termination or reduction of the Total Commitment and with respect to any other Notices hereunder, any officers or employees authorized by resolutions delivered by Borrower to Lender from time to time.

          1.1.106 "Retainage" will mean, for each Project, ten percent (10%) of the "hard costs" of each requested Advance, as adjusted pursuant to Section 7.6.2 below.
                                           -------------

          .1.107 "Subsidiary" will mean, any corporation or other entity whose securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower.

          1.1.108  "Taxes" will have the meaning given that term in
                   Section 2.13 of this Agreement.
                   ------------

          1.1.109 "Tenant Improvements" will mean (i) for those portions of the Project for which Tenant leases have been executed and delivered, the work and improvements required to be performed by Borrower as landlord thereunder; and (ii) for those portions of the Project which are to be leased but for which leases have not yet been obtained, Borrower's standard landlord finish work in such areas.

          1.1.110  "Termination Date" will mean October 30, 1999.

          1.1.111 "Total Commitment" will mean $25,000,000 as such amount may be reduced, from time to time, in accordance with the terms of this Agreement.

          1.1.112 "UCC" will mean the Uniform Commercial Code as adopted by the applicable state or states.

          1.1.113 "Withdrawal Liability" will mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     1.2 Other Definitional Provisions. Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Notes. Unless otherwise specified, all accounting terms used herein will be interpreted, all accounting determinations hereunder will be made, and all financial statements required to be delivered hereunder will be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by Borrower's independent public accountants) with the Current Audited Financial Statements; provided that, if Borrower notifies the Lender that Borrower wishes to amend any covenant in Section 6 to eliminate a material variation in
                          ---------
          the operation of such covenant by virtue of a change in GAAP, then Borrower's compliance with such covenant will be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and Lender.

     1.3 Additional Definitional Provisions. All terms defined in this Agreement in the singular will have comparable meanings when used in the plural and vice-versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will mean this Agreement as a whole and not any particular provision of this Agreement.

2.   Line of Credit.

     2.1  The Non-Revolving Line of Credit.

          2.1.1 Individual Notes. Each Non-Revolving Loan under the Line of Credit shall be represented by a separate Note for each Project. A maximum of three Notes shall be delivered under the Line of Credit. The principal amount of any one Note shall not exceed the lesser of: (i) $10,000,000; (ii) 85% of the cost of the Project to be constructed with the Non-Revolving Loan under the Note;
               (iii) 75% of the stabilized appraised value of such Project; and
               (iv) the Total Commitment minus the aggregate amount of Notes
                                         -----
               then issued under the Line of Credit (regardless of the amount advanced thereunder). The Termination Date of the Line of Credit shall have no effect on the Maturity Date of each of the Notes.
               2.1.2 Borrowings. Lender agrees to make subject to the terms and conditions of this Agreement and each Note, Non-Revolving Loans to Borrower on any Business Day during the period from the date hereof through the Termination Date upon the request of Borrower in an amount not to exceed the Total Commitment; provided that:

                    2.1.2.1 the Aggregate Outstanding Non-Revolving Credit will not exceed at any time the Total Commitment;

                    2.1.2.2 Advances will be made as specified in this Agreement and each Note;

                    2.1.2.3 each Non-Revolving Loan will be evidenced by
                            a Note executed and delivered by Borrower to Lender on or prior to the Termination Date and will bear interest and be payable in the manner set forth herein and therein; and

                    2.1.2.4 no Borrower or Guarantor has suffered a
                            Material Adverse Effect (in which event
                            Lender may elect not to make any new
                            Non-Revolving Loans to Borrower not
                            theretofore closed, but Lender shall in any event continue to make Advances of all Non-Revolving Loans theretofore closed, provided all other conditions to such Advances shall have been satisfied, unless Borrower knew of the existence of the event or condition that has a Material Adverse Effect at the time of the Closing of such Non-Revolving Loans and failed to disclose the same to Lender).

     2.2  Intentionally Omitted.

     2.3  Intentionally Omitted.

     2.4  Rates of Interest.

          2.4.1 Construction Periods. During any Construction Period, Borrower will pay Lender interest on the outstanding principal balance of each Advance under each Non-Revolving Loan from the date of each such Advance at a rate of interest equal to the Base Rate.

          2.4.2 Mini-Perm Periods. During any Mini-Perm Period, Borrower will pay Lender interest on the outstanding principal balance of each Advance or Converted Advance of each Non-Revolving Loan from the date of each such Advance or Converted Advance at a rate of interest equal to: (i) the Base Rate or (ii) the Applicable Margin plus the LIBOR Rate, as such rate may be selected by Borrower in each Notice of Pricing Election. Notwithstanding any of the foregoing to the contrary, for each Non- Revolving Loan, in the event that: (i) no interest rate is selected, or (ii) an Interest Period expires and no new interest rate is selected in a Notice of Pricing Election with respect to an Advance or Converted Advance, the rate of interest payable on such Advance or Converted Advance under the applicable Non-Revolving Loan will be the rate for Base Rate Advances until otherwise elected in connection with a Conversion.

     2.5 Conversions. During any Mini-Perm Period, Borrower may on any Business Day, upon delivering to Lender a Notice of Pricing Election specifying a "Conversion" not later than 11:00 a.m. (Cleveland time) on the third Business Day prior to the proposed conversion, convert all or any portion of LIBOR Rate Advances or Base Rate Advances under any Non-Revolving Loan into an Advance or Advances in a different rate mode; provided, however, that: (i) any conversion of any Advances will be in a minimum amount of $3,000,000 and integral multiples of $500,000 or greater in excess thereof or will be a Conversion of the entire outstanding principal amount of the Loan; (ii) any conversion of any Advances will be made effective only on the last day of the Interest Period for such Advances; (iii) no more than one (1) LIBOR Rate Advance may be outstanding with respect to each Non-Revolving Loan at any one time (however, Borrower may aggregate multiple Advances of a Non-Revolving Loan into a single LIBOR Rate Advance on the first day of any Interest Period). No conversion will be effective unless a proper, timely and fully completed Notice of Pricing Election specifying a Conversion is delivered to Lender. Notwithstanding the foregoing provisions of this
          Section, if Borrower elects a Conversion to a LIBOR Rate Advance, only so much of the outstanding principal amount of the Loan as would not become due and payable during the Interest period shall be designated as a LIBOR Rate Advance.

     2.6 Interest Payments. Interest will accrue from the date of each Advance or Converted Advance of each Loan. Accrued interest on each Advance or Converted Advance will be due and payable monthly commencing on the first day of each calendar month following such Advance or Converted Advance; provided, however, that interest on Advances or Converted Advances will be due and payable upon payment in full of all such Advances or Converted Advances.

     2.7  Intentionally Omitted.

     2.8  Principal Payments.

          2.8.1 Loans. Borrower will pay: (i) to Lender the outstanding principal amount of, and all accrued and unpaid interest on, each Loan on its Maturity Date; (ii) to Lender, during the final twelve months of each Mini-Perm Period, monthly principal payments on the first day of each calendar month on each Non-Revolving Loan in an amount specified on a schedule attached to the each Note which amount will be calculated by Lender (which calculation, absent manifest error, will be conclusive) as follows: 1/12th of the aggregate payment of principal which would be made by Borrower during the final twelve months of such Mini-Perm Period (assuming approximately level monthly principal payments) if the maximum amount of such Non-Revolving Loan, including principal, interest, late charges, and all other sums due under the applicable Note were to accrue interest at an assumed fixed rate equal to the rate fixed by the Interest Rate Hedge Agreement executed in connection with the Closing and such balance were amortized over an assumed 20-year period beginning on such date.

          2.8.2 Optional Prepayment. Subject to the terms and conditions of Agreement, Borrower may elect to prepay all or any part of an Advance during any Mini-Perm Period by delivering to Lender a Notice of Prepayment, at least one (1) Business Day prior to the proposed prepayment date in the case of a Base Rate Advance, and at least three (3) Business Days prior to the proposed date of prepayment in the case of any LIBOR Rate Advance, provided that each partial prepayment of any Advance will be in an aggregate principal amount of $3,000,000 or in multiples of $500,000 or greater in excess thereof or (that such prepayment will be of the entire outstanding principal amount of the applicable Non-Revolving Loan) and provided further that each prepayment of any LIBOR Rate Advance will be accompanied by payment of the accrued interest to the date of prepayment on the principal amount prepaid and all prepayment amounts will be accompanied by any applicable Prepayment Premium. Each Notice of Prepayment must specify, as to each Advance being prepaid, the proposed prepayment date, the Advance being prepaid and the aggregate principal amount of the prepayment. No optional prepayment shall be permitted during any Construction Period. Upon any optional prepayment, a termination event shall occur under any agreement entered into pursuant to Section 3.3.4 below. Except as specifically
                                     -------------
                    provided for in the Loan Documents, no prepayment charges or premiums shall be payable by Borrower.

     2.9  Interest on the Advances.

          2.9.1 Interest Rates on Non-Revolving Loans. Each Non-Revolving Loan will bear interest from the Borrowing Date thereof on the principal amount thereof from time to time outstanding until due and payable (whether at the stated maturity, by acceleration or otherwise) as set forth in Section
                                                              -------
                   2.4.
                   ----

          2.9.2 Interest Payment Dates. Accrued interest will be payable (a) monthly on the first day of each month commencing on the first day of the month following the first disbursement under the Non-Revolving Loan for interest accrued for the prior month or any part thereof, as the case may be, (b) on the Maturity Date, and (c) to the extent any of the Obligations remain unpaid after the Maturity Date, on demand.

          2.9.3 Default Rate. At the option of the Lender, upon the occurrence of any Event of Default, the unpaid principal amount of each Advance, and to the extent not paid when due, the unpaid amount of all interest, fees, expenses and other amounts payable hereunder, will bear interest at the Default Rate in effect from time to time until such Event of Default is cured.
                   After maturity (whether by acceleration or otherwise), the principal of the Loan and the unpaid interest and fees thereon shall bear interest at the Default Rate.

     2.10 Records. Lender is hereby authorized by Borrower to record in its books and records, the date, amount, Interest Rate, and applicable Interest Period, if any, of each Advance made to Borrower, the date and amount of each payment of principal or interest thereon, which books and records will constitute prima facie evidence of the accuracy of the information so
          -----------
          recorded, provided, however, that failure of Lender to record,
                    --------
          or any error in recording, any such information will not relieve Borrower of its obligations to repay the outstanding principal amount of the Advances, all accrued interest thereon, and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. The information as reflected by records maintained by Lender related to Advances will prevail, absent manifest error, in the event that the information as reflected by the records maintained by Borrower differs from Lender's records in any respect.

     2.11 Assumptions Regarding Notices.

          2.11.1 Responsible Officers. Any Responsible Officer of Borrower may submit a Notice on behalf of Borrower. Lender will be entitled to rely conclusively on each Responsible Officer's authority to submit a Notice on behalf of Borrower until Lender receives written notice from Borrower to the contrary. Except in the case where Lender has reasonable cause to believe a written or oral notice is unauthorized, Lender will have no duty to verify the authenticity of the signature appearing on any written Notice and, with respect to an oral Notice, Lender will have no duty to verify the identity of any Person representing himself as one of the Responsible Officers entitled to make such a request on behalf of Borrower. 2.11.2 No Liability. Lender will not incur any liability to Borrower in acting upon any Notice which Lender believes in good faith to have been given by a Responsible Officer or for otherwise acting in good faith in accordance with this Section 2 and, upon Lender's accepting
                                         ---------
                    any Notice in accordance with this Section 2 pursuant to any
                                                        --------
                    such Notice, Borrower will have effectively elected the Borrowing, conversion, continuation, prepayment, reduction or termination thereunder.

          2.11.3 Notice Irrevocable. Any Notice (whether telephonic, telecopy, or facsimile or otherwise) given or deemed to have been given pursuant to this Section will be irrevocable, provided that any refinancing transaction related to a Notice of Prepayment may be delayed or rescheduled for a reasonable period of time notwithstanding the date proposed for such prepayment in the Notice of Prepayment.

     2.12 Computations, Fees, Payments, Etc.

          2.12.1 Computations. All computations of interest and of fees hereunder will be made by Lender, on the basis of: (i) for Base Rate Advances, and fees and expenses due hereunder, a 360 day year, and (ii) in the case of LIBOR Rate Advances a 360 day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by Lender of an Interest Rate or fee hereunder will be conclusive and binding for all purposes, absent manifest error. Whenever any payment to be made by Borrower hereunder or under any of the other Loan Documents is stated to be due on a day other than a Business Day, such payment will be made on the next succeeding Business Day, and such extension of time will in such case be included in the computation of payment of interest or fees, as the case may be.


          2.12.2 Fees. The fees described in this subsection represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use or forbearance of money, and the obligation of Borrower to pay such fees will be in addition to and not in lieu of the obligation of Borrower to pay interest, other fees and expenses otherwise described herein or in the other Loan Documents. The following fees will be paid by Borrower:

                   2.12.2.1 Facility Fee. Borrower will pay to Lender
                            a Facility Fee equal to one-half of one
                            percent (0.5%) of the maximum principal
                            amount of each of the Non-Revolving Loans on the first Business Day after the date 12 months from the Closing Date for each Non-Revolving Loan.

                   2.12.2.2 Lender Closing Expenses. All out-of-pocket
                            expenses, plus reasonable legal expenses not to exceed $8000 for each Closing, incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents will be paid by Borrower to Lender on each Closing Date.

                   2.12.2.3 Construction Montitoring Fee. Borrower
                            will pay to Lender, for its own account, on demand, a Construction Monitoring Fee of $10,000 for each Note on each Closing Date.

                   2.12.2.4 Late Fee. Following Notice of non-payment
                            of any obligation due hereunder given by Lender and the expiration of any applicable cure period, Borrower will pay a late fee equal to the greater of $25.00 or ten percent (10%) of the amount of principal and interest not timely paid by Borrower.

                   2.12.2.5 Commitment Fee.  Borrower will pay to Lender any
                            unpaid portion of the Commitment Fee on the earlier of: (i) the first Closing Date; or (ii) November 30, 1998.

          2.12.3 Payments. Borrower will make each payment hereunder and under the Notes, as the case may be, not later than 11:00 a.m. (Cleveland time) on the day when due by deposit, including electronic transfers, to Lender's Account for Non-Revolving Loans, in same day funds. Amounts received by Lender, as the case may be, after 11:00 a.m. (Cleveland time) on any Business Day will be deemed to have been received on the next Business Day. Subject to the foregoing, Lender will apply payments in the following order: (i) to charges, fees and expenses (including Attorneys' Fees) payable to Lender which are payable by Borrower as provided in this Agreement or the Loan Documents, (ii) to accrued interest, and (iii) to principal.

          2.12.4 Charge to Accounts. Lender is hereby authorized to make any payment of principal, interest, fees, expenses or other Obligations specified or referred to in this Agreement or the Loan Documents to Lender when due, on Borrower's behalf by charging any Corporate Checking Account, and/or drawing a Non-Revolving Loan, in the appropriate amount and each such draw will constitute a Non-Revolving Loan and a Borrowing hereunder and part of the Obligations, secured by all of the Collateral; provided, however, that Lender will not be obligated to make any such charge or draw. Lender may, in Lender's discretion, either (a) so charge the Corporate Checking Account for such amount and/or draw an Advance or
                    (b) require Borrower to pay such amount; provided that if
                                                             --------
                    Borrower does not pay such amount upon demand therefor by Lender, such amount will bear interest at the Default Rate. Borrower also does hereby authorize Lender, if and to the extent payment of any of the Obligations owed such by Borrower is not made when due hereunder, to charge any amount so due from time to time against any or all accounts of Borrower with Lender. Lender shall provide the applicable Borrower with 5 days prior Notice of any payment or charge to be made pursuant to this Section 2.12.4.
                                                --------------

     2.13 Taxes. Any and all payments by Borrower hereunder or under the Loan Documents will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than any tax on or measured by the net income of Lender pursuant to the income tax laws of the United States or any state or political subdivisions thereof (all such non-excluded items being hereinafter referred to as the "Taxes"). Borrower agrees to pay any future stamp, recording or documentary taxes or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Loan Documents (hereinafter referred to as the "Levies"). Borrower will indemnify Lender for the full amount of Taxes or Levies paid by Lender (as the case may be) and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Levies were correctly or legally asserted. A certificate of Lender as to any additional amounts payable to Lender under this Section submitted to Borrower will be conclusive absent manifest error. Borrower will pay to Lender for the account of Lender the amount shown as due on any such certificate within five
          (5) days after receipt of the same. The agreements and obligations contained in this Section will survive the payment in full of the Obligations and any termination of this Agreement.

     2.14 Additional Costs.

          2.14.1 Taxes, Reserve Requirements, Etc. In the event that any applicable law, rule or regulation first in effect after the date hereof, or any interpretation or administration thereof of an applicable law, rule or regulation by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Lender with any guideline, request or directive of any such authority (whether or not having the force of law), will (i) subject Lender to any tax or affect the basis of taxation of payments to Lender of any amounts payable by Borrower under this Agreement (other than taxes imposed on the overall net income of Lender, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which Lender has its principal office), or (ii) will impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender (including but not limited to a request or requirement which affects the manner in which Lender allocates capital resources to its commitments or obligations, including without limitation its obligations under this Agreement, the Loans, and other obligations) or (iii) will impose any other condition affecting this Agreement, any of the Obligations or any of the Loan Documents, and the result of any of the foregoing is to increase the direct or indirect cost of making, funding or maintaining the Loans or other Obligations or to reduce the amount of any sum received or receivable by Lender thereon, calculated on a net basis for any one or related series of the foregoing events, then Borrower will pay to Lender from time to time, upon request by Lender, with a copy of such request to be provided to Lender, additional amounts sufficient to compensate Lender for such increased cost or reduced sum receivable.

          2.14.2 Capital Adequacy. If either: (i) the introduction, after the date hereof, of, or any change after the date hereof in, or in the interpretation or administration of, any United States or foreign law, rule or regulation, or (ii) compliance with any directive, guidelines or request from any central bank or other Governmental Authority (whether or not having the force of law), promulgated, or made after the date hereof requiring that the amount of capital required or expected to be maintained by Lender or any corporation directly or indirectly owning or controlling Lender be materially altered and Lender determines that such introduction, change or compliance has or would have the effect of reducing the rate of return on Lender's capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder or under any of the Loans or other Obligations or any commitment to lend thereunder or relating thereto, calculated on a net basis for any one or related series of the foregoing events, to a level below that which Lender or such owning or controlling corporation could have achieved but for such introduction, change or compliance by an amount deemed by Lender (in its sole discretion) to be material, then, from time to time, Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such reduction. In the event that Borrower is required by Lender to pay such additional amounts pursuant to this Section, Borrower shall be entitled to prepay the outstanding principal balance and all accrued but unpaid interest thereon without a Prepayment Premium, provided that Borrower shall make such prepayment within 90 days following Lender's first request for such additional amounts pursuant to this Section.

          2.14.3 Certificate of Lender. To the extent reasonably practicable, Lender will give Borrower prompt written notice of any claim under this Section and will take steps to minimize the impact of any of the events described in Sections 2.14.1
                                                             ---------------
                    and/or 2.14.2, above, by transferring the Non-Revolving
                    --------------
                    Loans outstanding hereunder to another office, branch, subsidiary or affiliate of Lender, so long as such action is not disadvantageous to Lender. A certificate of a Lender setting forth such amount or amounts as will be necessary to compensate Lender as specified in Sections 2.14.1 and/or
                                                      -----------------------
                    2.14.2, above which will include detailed explanations and
                    ------
                    calculations, will be delivered to Borrower and will be conclusive absent manifest error. Borrower will pay Lender for the account of Lender the amount shown as due on any such certificate within five (5) days after its receipt of the same. Failure on the part of Lender to deliver any such certificate will not constitute a waiver of Lender's rights to demand compensation for any particular period or any future period. The protection of this Section will be available to Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, etc., that results in the claim for compensation under this Section, but if any law, regulation, etc., is later found to be invalid or inapplicable, Lender promptly will return to Borrower any sums received under this Section. The agreements and obligations contained in this Section will survive the payment in full of the Obligations and any termination of this Agreement.

     2.15    Obligation to Indemnity.

             2.15.1 Events. In the event of Borrower's failure to accept the proceeds from an Advance after making a request therefor, Lender will, following Notice to Borrower and expiration of 5 Business Days: (i) at the request of Borrower, deposit such funds into a reserve account; or (ii) immediately prepay such Advance and Borrower will pay to Lender on written demand an amount equal to the interest that would have accrued on such Advance plus any applicable Prepayment Premium calculated through the date of such prepayment by Lender of such amounts. The obligations of Borrower under this Section will survive the payment in full of the Obligations and any termination of this Agreement.

3.   Conditions Precedent.

          3.1 Line of Credit Closing. Lender's obligation to close this Agreement are subject to the fulfillment of each of the following conditions:

          3.1.1 Line of Credit Closing Memo. Lender has received each of the documents listed on the Line of Credit Closing Memo, all in form and substance reasonably satisfactory to Lender.

          3.1.2     Other Conditions. The conditions set forth in
                    Sections 3.2.2, 3.2.3, and 3.2.5, below, will have
                    --------------------------------
                    been fully satisfied whether or not a Closing occurs or an initial Advance is taken.

     3.2 Closing. Lender's obligations to close any Non-Revolving Loan are subject to the fulfillment of each of the following conditions:

          3.2.1 Closing Memo. Lender has received each of the documents listed on the Closing Memo, all in form and substance reasonably satisfactory to Lender.

          3.2.2 No Defaults. No Default or Event of Default, or any event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the Closing Date.

          3.2.3 Accuracy. The representations and warranties contained in this Agreement and in the other Loan Documents are true, correct and complete in all material respects on and as of the day hereof and of any Closing.

          3.2.4     Intentionally Omitted.

          3.2.5 Material Adverse Effect. No Borrower or Guarantor has suffered a Material Adverse Effect to its business or financial condition.

          3.2.6 Construction Items. Lender has received the items identified in Sections 7.3 and 7.8 below.
                       --------------------

     3.3 Each Advance. The obligation of Lender to make any Advance under a Note is subject to the fulfillment of each of the following conditions to the reasonable satisfaction of
          Lender:

          3.3.1 No Defaults. No Default or Event of Default, or any event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date of each Advance, except that the occurrence of an event or the existence of a condition that has a Material Adverse Effect shall not entitle Lender to refuse to make Advances of an existing Non-Revolving Loan provided that all of the other conditions to such Advances pursuant to this Agreement and the Loan Documents shall have been satisfied.

          3.3.2 Accuracy. The representations and warranties contained in this Agreement and in the other Loan Documents are true, correct and complete in all respects on the date of each Advance, except that an inaccuracy in any representation or warranty that relates to the occurrence of an event or existence of a condition that has a Material Adverse Effect shall not entitle Lender to refuse to make Advances of an existing Non-Revolving Loan provided that all of the other conditions to such Advances pursuant to this Agreement and the Loan Documents shall have been satisfied, unless Borrower knew of the existence of the event or condition that has a Material Adverse Effect at the time of the Closing of such Non-Revolving Loans and failed to disclose the same to Lender.

          3.3.3     Notices. Lender will have received all required Notices.

          3.3.4 Fixed Rate. Within 14 days after each Closing, the Borrower will have entered into an Interest Rate Swap Agreement or Treasury Rate Lock Agreement.

          3.3.5 Mortgage. The Mortgage securing the applicable Note will have been filed for record with the appropriate county recorder or clerk.

          3.3.6 Construction Items. Lender has received the items identified in Section 7.4 below with respect to each Advance, and
                       -----------
                    Section 7.5 below with respect to the final Advance of each
                    -----------
                    Loan.

4. Representations and Warranties. To induce Lender to extend the Line of Credit and Loans and make the Advances herein contemplated, Borrower hereby represents and warrants as to itself, themselves and Grand Court as follows:

     4.1 Organization. It is duly organized, and in good standing under the laws of the state of its organization, is duly qualified in all jurisdictions where required by the conduct of its business or ownership of its assets, except where the failure to so qualify would not have a Material Adverse Effect on its condition, financial or otherwise, and has the power and authority to own and operate its assets and to conduct its business as is now done.

     4.2 Latest Financials. The Current Financial Statements as delivered to Lender are true, complete and accurate in all material respects and fairly present its financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of its operations for the periods specified therein. The annual financial statements of all business entities included in the Current Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently with preceding periods subject to any comments and notes contained therein.

     4.3 Recent Adverse Changes. Except as specifically disclosed in the Disclosure Schedule or disclosed to Lender in writing, since the dates of its Current Financial Statements, to its knowledge, it has not suffered an event or condition that has a Material Adverse Effect, and it has no knowledge of any event or condition which may have a Material Adverse Effect, provided that no such Material Adverse Effect, in and of itself, shall entitle the Lender to refuse to make Advances under an existing Non-Revolving Loan unless Borrower knew of the existence of such event or condition that has a Material Adverse Effect at the time of the Closing of such Non-Revolving Loan and failed to disclose the same to Lender.

     4.4 Recent Actions. Except as disclosed in the Disclosure Schedule, since the dates of its Current Financial Statements, its business has been conducted in the ordinary course and it has not: (a) incurred any obligations or liabilities, whether accrued, absolute, contingent or otherwise, other than liabilities incurred and obligations under contracts entered into in the ordinary course of business and other than liabilities to Lender; (b) as to Borrower only, discharged or satisfied any lien or encumbrance or paid any obligations, absolute or contingent, other than current liabilities, in the ordinary course of business; (c) mortgaged, pledged or subjected to lien or any other encumbrance any of its assets, tangible or intangible, or cancelled any debts or claims except in the ordinary course of business; or (d) made any loans or otherwise conducted its business other than in the ordinary course of business. For the purposes of this Section 4, the
                                                                ---------
          "ordinary course of business" shall be deemed to include Guarantor's syndication business.

     4.5 Title. It has good and marketable title to the assets reflected on its Current

          Financial Statements, free and clear from all liens and encumbrances except for: (i) current taxes and assessments not yet due and payable,
          (ii) liens and encumbrances, if any, reflected or noted on said balance sheet or notes, (iii) any security interests, pledges or mortgages to Lender in connection with the closing of this Agreement,
          (d) assets disposed of in the ordinary course of business, and (e) Permitted Liens.

     4.6 Litigation, Etc. Except as disclosed on the Disclosure Schedule, as of the date hereof, there are no actions, suits, proceedings or governmental investigations pending or, to its knowledge, threatened against it which, if adversely determined could result in a Material Adverse Effect; and there is no basis known to it for any such actions, suits, proceedings or investigations, provided that no such Material Adverse Effect shall entitle Lender not to make Advances of an existing Non-Revolving Loan.

     4.7 Taxes. Except as to taxes not yet due and payable, it has filed all returns and reports that are now required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property, including unemployment, social security and similar taxes; and all of such taxes have been either paid or adequate reserve or other provision has been made therefor. It has filed for no extension of time for the payment of any tax or for the filing of any tax return.

     4.8 Authority. It has full power and authority to enter into the transactions provided for in this Agreement. The documents to be executed by it in connection with this Agreement, when executed and delivered by it will constitute the legal, valid and binding obligations of it enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity).

     4.9 Other Defaults. There does not now exist any material default or material violation by it of or under any of the terms, conditions or obligations of: (i) its Articles or Certificate of Incorporation and Regulations or Bylaws or Articles of Organization and Operating Agreement, as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law or by any Governmental Authority, court or agency; and the transactions contemplated by this Agreement and the Loan Documents will not result in any such default or violation.

     4.10 Conflicts. Neither the execution, delivery and performance of this Agreement nor the consummation and any of the transactions herein contemplated will: (i) result in any default or violation by Borrower of or under any of the terms, conditions or obligation of (a) its respective articles or certificates of Incorporation or ByLaws/Regulations, Articles or Certificates of Organization or Operating Agreement, as applicable;
          (b) any indenture, or deed of trust or mortgage to which it is a party or by which it is bound; (c) any agreement or instrument evidencing debt to which it is a party or by which it is bound; (d) any other franchise, permit, contract, agreement or other instrument to which it is a party or by which it is bound; or (e) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it or affecting any of its assets by any law or by any Governmental Authority, court or agency or (ii) result in or require the creation of any Lien (except for a Permitted Lien) upon any of the assets of Borrower.

     4.11 Investment Company Act. It is not, nor is it directly or indirectly controlled by, or acting on behalf of, a person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.12 Membership Interests of Borrower. If it is not a publicly traded entity, all of the issued and outstanding equity interests of Borrower are owned by the parties listed on the Disclosure Schedule in the amount specified by the name of each such equity holder, and, except as listed on the Disclosure Schedule, Borrower has no outstanding options, warrants or contracts to issue additional equity interests of any kind.

     4.13 Subsidiaries, Partnerships and Joint Ventures. Except as listed on the Disclosure Schedule, Borrower has no Subsidiaries and is not a party to any partnership agreement or joint venture agreement.

     4.14 Licenses, Etc. It has obtained or will obtain any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business. It possesses or will possess adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity.

     4.15 Name, Places of Business and Location of Collateral. The address of its principal place of business and every other place from which it conducts business is as specified in the Disclosure Schedule. The Collateral and all books and records pertaining to the Collateral are and will be located at the addresses indicated on the Disclosure Schedule. In the five years preceding the date hereof, it has not conducted business under any name other than its current name nor maintained any place of business or any assets in any jurisdiction other than those disclosed on the Disclosure Schedule.

    4.16 ERISA. It and each of its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable
          Event has occurred as to which it or any such ERISA
          Affiliate was required to file a report with the PBGC, and, as of the Line of Credit Closing Date and each Closing Date, the present value of all benefit liabilities under all the Plans (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date applicable thereto, exceed by more than $25,000 the aggregate value of the assets of such Plans. Neither it nor any such ERISA
          Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of it and its ERISA Affiliates taken as a whole. Neither it nor any such ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of it and its ERISA Affiliates taken as a whole.

     4.17 Regulation U. No part of the proceeds of any Loans will be used to purchase or carry any margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

     4.18 Closing Memos. The information contained in each of the documents listed on the Line of Credit, Closing Memo, and each Closing Memo to be executed or delivered by it or relating to it is complete and correct in all material respects.

     4.19 Environmental Matters. Qualified, however, as to Section 4.19.3,
                                                           --------------
          below, by those matters, if any, set forth in the Environmental
          Report:

          4.19.1 The activities or operations on the Property are in compliance in all material respects with all Environmental Laws.

          4.19.2 Borrower has obtained or will obtain all approvals, permits, licenses, certificates, or satisfactory clearances from all governmental authorities required under Environmental Laws with respect to the Property and any activities or operations at the Property.

          4.19.3 To the best of Borrower's knowledge, after and based solely upon an investigation meeting the standard set forth at 42 U.S.C. Section 9601 (35)(B)(1986) and any similar standards for environmental investigations under state Environmental Laws ("Due Investigation"), there have not been and are not now any solid waste, hazardous waste, hazardous or toxic substances, pollutants, contaminants, or petroleum in, on, under or about the Property. The use which Borrower makes and intends to make of the Property will not result in the deposit or other release of any hazardous or toxic substances, solid waste, pollutants, contaminants or petroleum on, to or from the Property.

          4.19.4 To the best of Borrower's knowledge, after and based solely upon Due Investigation, there have been no complaints, citations, claims, notices, information requests, orders or directives on environmental grounds or under Environmental Laws (collectively "Environmental Claims") made or delivered to, pending or served on, or anticipated by Borrower or its agents, or of which Borrower or its agents, are aware or should be aware (i) issued by any governmental department or agency having jurisdiction over the Property or the activities or operations at the Property, or (ii) issued or claimed by any third party relating to the Property or the activities or operations at the Property.

          4.19.5 To the best of Borrower's knowledge, after and based solely upon Due Investigation, no asbestos-containing materials are installed, used or incorporated into the Property, and no asbestos-containing materials have been disposed of on the Property.

          4.19.6 To the best of Borrower's knowledge, after and based solely upon Due Investigation, no polychlorinated biphenyls ("PCBs") are located at, on or in the Property in the form of electrical equipment or devices, including, but not limited to, transformers, capacitors, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

          4.19.7 To the best of Borrower's knowledge, after and based solely upon Due Investigation, there have not been and are not now any underground storage tanks located within or about the Property.

          4.19.8 The Property does not contain any wetlands as that term is defined by relevant governmental agencies under Environmental Laws and, to the best of Borrower's knowledge, after and based solely upon Due Investigation, there has been no filling of wetlands on the Property in violation of Environmental Laws.

          4.19.9 Borrower has provided or will provide the Lender with copies of all environmental reports, studies and audits relating to the Property of which Borrower is aware and to which Borrower has access.

     4.20 Labor Matters. There are no material strikes or other material labor disputes against it pending or, to its knowledge, threatened. The hours worked and payment made to its employees in all material respects have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from it, or for which any claim may be made against it, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on its books. The consummation of the transactions contemplated herein will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

     4.21 Year 2000. It has reviewed the areas within each of its businesses and operations that could be adversely affected by, and have developed or are developing a detailed plan and timeline to address in a timely manner the risk that certain computer applications used by it may be unable to recognize and perform properly date sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Effect to it.

5. Affirmative Covenants. From the date of execution of this Agreement until all Obligations to Lender have been fully paid, Borrower will and will cause Guarantor:

     5.1 Books, Records and Access to the Collateral. Maintain proper books of account and other records in the form currently maintained by Borrower and previously furnished to Lender and enter therein complete and accurate entries and records of all of its transactions and give representatives of Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as it may from time to time reasonably request. It will give Lender reasonable access to the Collateral for the purposes of examining the Collateral and verifying its existence. It will make available to Lender for examination copies of any reports, statements or returns which it may make to or file with any governmental department, bureau or agency, federal or state and will furnish to Lender copies of any reports, statements or returns and exhibits thereto that Borrower may make to or file with the Securities Exchange Commission. In addition, it will be available to Lender, or cause its officers or general partners, as applicable, to be available from time to time upon reasonable notice to discuss the status of the Loans, its business and any statements, records or documents furnished or made available to Lender in connection with this Agreement.

     5.2 SEC Filings and Shareholders Reports. Deliver to Lender within 14 days of the filing or distribution thereof: (i) copies of all periodic reports on Forms 10-K, 10-Q and 8-K which it may make to or file with the Securities Exchange Commission, and with its 10-K and 10-Q filings, a Compliance Certificate and (ii) its quarterly and annual reports to its shareholders.

     5.3 Monthly Statements. Furnish Lender within 45 days after the end of each calendar month internally prepared financial statements of Borrower in the form currently maintained by Borrower and previously furnished to Lender with respect to such calendar month, which financial statements will: (i) be in reasonable detail and in form reasonably satisfactory to Lender; (ii) include profit and loss and surplus statements for such period, a statement of cash flows for such period, and an occupancy report for Borrower's Project; (iii) include prior year comparisons;

          and (iv) be on a consolidating and consolidated basis for Borrower and its Subsidiaries, if any.

     5.4 Quarterly Statements. Furnish Lender within 45 days after the end of each fiscal quarter internally prepared financial statements of the Consolidated Entities in the form currently maintained by Borrower and previously furnished to Lender with respect to such fiscal quarter, which financial statements will: (i) be in reasonable detail and in form reasonably satisfactory to Lender; (ii) be accompanied by a Compliance Certificate; (iii) include a balance sheet as of the end of such period, profit and loss and surplus statements for such period and a statement of cash flows for such period; and (iv) include prior year comparisons. To the extent that the documents identified in
          Section 5.2 above are not provided to Lender, Borrower will cause to
          -----------
          be delivered to Lender quarterly consolidated financial statements of Grand Court which will: (i) include, as of the end of each fiscal quarter, a balance sheet, and earnings, shareholders' equity and cash flow statements for such quarter, and profit and loss statements; and
          (ii) include prior year comparisons.

     5.5 Annual Statements. Furnish Lender within 120 days after the end of each fiscal year of Borrower annual audited financial statements of the Consolidated Entities which will: (i) include, as of the end of such period, a balance sheet, and earnings, shareholders' equity and cash flow statements for such year, profit and loss statements, and an unaudited occupancy report for any Borrower's Project; and (ii) be accompanied by a Compliance Certificate, and (iii) contain the unqualified opinion of an independent certified public accountant acceptable to Lender and its examination will have been made in accordance with generally accepted auditing standards and such opinion will contain a report reasonably satisfactory to Lender of any inconsistency in the application of generally accepted accounting principles with the preceding years' statements, if any. To the extent that the documents identified in Section 5.2 above are not provided to
                                           -----------
          Lender, Borrower will cause to be delivered to Lender annual audited consolidated financial statements of Grand Court which will: (i) include, as of the end of each fiscal year, a balance sheet, and earnings, shareholders' equity and cash flow statements for such year, and profit and loss statements; and (ii) contain the unqualified opinion of an independent certified public accountant acceptable to Lender and its examination will have been made in accordance with generally accepted auditing standards and such opinion will contain a report reasonably satisfactory to Lender of any inconsistency in the application of generally accepted accounting principles with the preceding years' statements, if any.

     5.6 Auditor's Letters, Etc. Furnish any letter, other than routine correspondence, directed to it by its auditors or independent accountants, relating to its financial statements, accounting procedures, financial condition, tax returns or the like since the date of the Current Financial Statements to Lender.

     5.7 Taxes. Pay and discharge prior to the imposition of penalties for late payments, all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon it, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which it has set aside adequate reserves or made other adequate provision with respect thereto, but any such disputed item will be paid forthwith upon the commencement of any proceeding for the foreclosure of any lien which may have attached with respect thereto, unless Lender has received an opinion in form and substance and from legal counsel acceptable to it that such proceeding is without merit. Borrower shall submit to Lender annual Federal Income Tax Returns for Borrower and Guarantor within 30 days of filing same

     5.8 Operations. Operate its business in substantially the same manner as presently operated or intended to be operated, except where such operations are rendered impossible by a fire, strike or other events beyond its control; keep its real and personal properties in good operating condition and repair; make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and comply with the provisions of all leases to which it is or will be a party or under which it occupies or holds real or personal property so as to prevent any loss or forfeiture thereof or thereunder.

     5.9 Insurance. At all times, comply with the insurance requirements of the Loan Documents. Prior to the Completion Date, maintain builders' risk insurance for each Project in an amount greater than or equal to amount of the Obligations. On and after the Completion Date, keep its insurable real and personal property insured with responsible insurance companies against loss or damage by fire, windstorm and other hazards which are commonly insured against in an extended coverage endorsement in an amount equal to not less than 80% of the insurable value thereof on a replacement cost basis. At all times, maintain public liability insurance coverage (including "umbrella coverage") of $5,000,000 per occurrence and $10,000,000 in the aggregate. All insurance policies shall be issued by carriers with a Best's Insurance Reports policy holder's rating of A and a financial size category of Class VII. The current insurer of Guarantor, Alliance Insurance is acceptable to Lender. In addition, the parties delivering to Lender insurance certificates as listed on each Closing Memo will maintain extended liability insurance and property insurance of at least the amounts and coverages listed on such certificates delivered in connection with each Closing and in a form and with companies reasonably satisfactory to Lender. Notwithstanding the foregoing, such property insurance will at all times be in an amount so that such party will not be deemed a "co-insurer" under any co-insurance provisions of such policies. It shall also deposit all renewal policies with Lender as evidence of coverage. Borrower shall obtain flood hazard insurance for any Project located in an area identified by the federal government as a flood hazard area. Borrower shall obtain rent loss or business interruption insurance coverage in a minimum amount of not less than the appraised rentals of each Project for a minimum of six (6) months. All insurance policies will name Lender as an additional insured and, where applicable, as lender's loss payee under a loss payable endorsement satisfactory to Lender. All such policies will provide that thirty (30) days prior written notice must be given to Lender before such policy is cancelled or coverage thereunder reduced in any way. Schedules of all insurance will be submitted to Lender upon request. Such schedules will contain a description of the risks covered, the amounts of insurance carried on each risk, the name of the insurer and the cost of such insurance. Such schedules will be supplemented from time to time promptly to reflect any change in insurance coverage.

     5.10 Compliance with Laws. Except for those laws or regulations, the application of which are being diligently contested by Borrower and/or Guarantor in good faith, comply with all laws and regulations applicable to it and to the operation of its business, including without limitation those relating to environmental and health matters, and do all things necessary to maintain, renew and keep in full force and effect all rights, permits, licenses, certificates, satisfactory clearances and franchises necessary to enable it to continue its business.

     5.11 Environmental Violations.

          5.11.1 In the event that any hazardous or toxic substances, pollutants, contaminants, solid waste or hazardous waste, or petroleum are released (as that term is defined under Environmental Laws) at or from the Property, or are otherwise found to be in, on, under, about or migrating to or from the Property in violation of Environmental Laws or in excess of cleanup levels established under Environmental Laws applicable to the Property, immediately upon becoming aware of same will notify Lender in writing and will promptly commence such action as may be appropriate or required with respect to such conditions, including, but not limited to, investigation, removal and cleanup thereof, and upon failure to commence such actions or to diligently prosecute same, deposit with Lender cash collateral, letter of credit, bond or other assurance of performance in form, substance and amount reasonably acceptable to Lender to cover the cost of such action. Upon request, it will provide Lender with updates on the status of Borrower's actions to resolve or otherwise address such conditions, until such time as the Property is in compliance with all Environmental Laws as determined by Lender.

          5.11.2 In the event it receives notice of an Environmental Claim from any governmental agency or other third party alleging a violation of or liability under Environmental Laws with respect to the Property or Borrower's activities or operations at the Property, immediately notify Lender in writing and will commence such action as may be appropriate or required with respect to such Environmental Claim. Upon request, Borrower will provide Lender with updates on the status of Borrower's actions to resolve or otherwise address such Environmental Claim until such claim has been fully resolved as determined by Lender in the exercise of its reasonable discretion.

     5.12 Environmental Audit and Other Environmental Information. Provide copies of all environmental reports, audits and studies obtained by it from work conducted by it or any other person or entity on its Property or property adjacent thereto as soon as such reports, audits and studies become available to it. If the submissions are considered inadequate or insufficient in order for Lender to adequately consider the environmental condition of the Property or the status of Borrower's environmental compliance or if the submissions are in error, then Lender may require it, at its sole expense, at any time after an Event of Default, and not more than 2 times per calendar year at any other time, to engage an independent engineering firm acceptable to Lender to conduct a complete environmental report, study, or audit in as timely as fashion as is reasonably possible. In addition, it will provide Lender with information related to remedial action at its Property or adjacent to its Property as soon as such information becomes available to it.

     5.13 Business Names and Locations. Immediately notify Lender of any change in the name under which it conducts its business and, unless Lender otherwise consents in writing, keep and maintain all of the Collateral supplied by it only at its addresses listed in the Disclosure Schedule, keep its principal place of business at the address specified in the Disclosure Schedule and notify Lender immediately upon the opening or closing of any of Guarantor's principal offices.

     5.14 Acquisition of Assets. Borrower will not acquire any assets, real or personal, unless such assets are automatically covered perfected liens granted by the existing Loan Documents or within 10 days of such acquisition, Borrower delivers to Lender a mortgage, pledge or security agreement to encumber such asset in favor of Lender.

     5.15 ERISA Compliance. Comply in all material respects with the applicable provisions of ERISA and furnish to Lender: (i) as soon as possible, and in any event within 30 days after any officer of it or any ERISA Affiliate knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of it to the PBGC in an aggregate amount exceeding $25,000, a statement of a financial officer setting forth details as to such Reportable Event and the action that it proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice it or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the
                                                        -------------
          Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of its financial officer setting forth details as to such failure and the action that it proposes to take with respect thereto together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by it or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in an amount exceeding $25,000, or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, and which, in each case, is expected to result in an increase in annual contributions of it or an ERISA Affiliate to such Multiemployer Plan in an amount exceeding $25,000.

     5.16 Notice of Default. Notify Lender in writing within five days after it knows of the occurrence of an Event of Default.

     5.17 Sale and Leaseback. Not directly or indirectly enter into any arrangement to sell or transfer all or any part of the Collateral then owned by it and thereupon or within one year thereafter rent or lease any of the Collateral so sold or transferred.

     5.18 Line of Business. Not enter into any lines or areas of business substantially different from the business or activities in which it is presently engaged.

     5.19 Business Opportunities. Except for the Consolidated Entities, not divert (or permit anyone to divert) any of its business or opportunities to any other corporate or business entity in which it or its Subsidiaries may hold a direct or indirect interest.

     5.20 Waivers. Not waive any right or rights of substantial value which, singly or in the aggregate, is or are material to its condition (financial or other), properties or business.

     5.21 Use of Proceeds. Use the proceeds of each Non-Revolving Loan for the construction of a Project.

6. Negative Covenants. From the date of execution of this Agreement until all of the Obligations have been fully paid and this Agreement terminated, each Borrower will not:

     6.1 Debt. Incur any Indebtedness other than: (a) the Loans and any subsequent Indebtedness to Lender; (b) open account obligations incurred in the ordinary course of business having maturities of less than 90 days; (c) rental and lease payments for real or personal property whose aggregate annual rental payments would exceed $25,000 when added to Borrower's rental or lease agreements existing on the date hereof.

     6.2 Liens. Incur, create, assume, become or be liable in any way, or suffer to exist any Lien on any of its assets, now or hereafter owned, other than Permitted Liens.

     6.3 Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

     6.4 Ownership and Management. Fail to give Lender notice within five (5) days and pay to Lender upon Lender's written demand given within sixty
          (60) days after receipt of notice and payable 90 days after such demand without any other grace period or notice, the entire unpaid balance of all of the Obligations, if: Grand Court ceases to own 100% of the membership interest of each Borrower.

     6.5 Project Debt Service Coverage. Permit the ratio of Operating Cash Flow of Borrower to the sum of: (i) current period required principal payments of long-term debt by Borrower (which will include capitalized lease payments) plus (ii) interest expense of Borrower, each to be calculated for the same fiscal quarter to be less than:

          6.5.1 1.0 to 1.0 at the end of both the 5th and 6th quarters following the quarter of the Completion Date;

          6.5.2 1.2 to 1.0 at the end of both the 7th and 8th quarters following the quarter of the Completion Date.

                    and, if any Borrower permits this ratio to fall below 1.0 to
                    1.0 for a full fiscal quarter at any time after the end of the 6th quarter following the Completion Date of its Project, then Lender shall have the right to replace the Manager of such Project, in addition to the rights granted to Lender under Section 8 below upon the occurrence of such
                                    ---------
                    an Event of Default.

     6.6 Total Liabilities to Net Worth. Permit the ratio of the total liabilities of the Consolidated Entities to Net Worth at any time to be greater than or equal to 10 to 1, tested quarterly.

     6.7 Net Worth. Permit the Consolidated Entities to have a minimum Net Worth of less than $20,000,000, plus 100% of all net cash proceeds of future equity issues of such Consolidated Entities, plus 50% of positive net income of such Consolidated Entities (with no deductions for net losses), calculated in accordance with generally accepted accounting principles, on a cumulative basis for all periods since July 31, 1998.

     6.8 Distributions. Declare or pay any payment or distributions of any kind to any Affiliate except distributions of net cash flow to Grand Court.

     6.9 Additional Securities. Issue any additional membership interests of any description or issue warrants, options or rights to purchase its interests.

     6.10 Liquidity. Permit the minimum Liquidity of the Consolidated Entities at any time to be less than $5,000,000.00.

     6.11 Redemptions. Purchase, retire, redeem or otherwise acquire for value, directly or indirectly, any membership interest now or hereafter outstanding.

     6.12 Investments. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation other than short term investments of excess working capital invested in one or more of the following: (a) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; (b) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $25,000,000; and (c) money market mutual funds with average maturities of less than 90 days.

     6.13 Merger, Acquisition or Sale of Assets. Merge or consolidate with or into any other entity or acquire all or substantially all the assets of any person, firm, partnership, joint venture or corporation, or sell, lease or otherwise dispose of any of its assets except for dispositions in the ordinary course of business.

     6.14 Advances and Loans. Lend or commit to lend money, give credit or make advances (other than advances not to exceed $1,000.00 for any one employee and other reasonable and ordinary advances to cover reasonable expenses of employees, such as travel expenses) to any Person, including, without limitation, Affiliates.

     6.15 Subsidiaries. Acquire any Subsidiaries, create any Subsidiaries or enter into any partnership or joint venture agreements.

     6.16 Transactions with Affiliates. Except for each Management Contract, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of its business, and is on fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a non-Affiliate.

     6.17 Transfer of Collateral. Transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral outside of the counties of the addresses listed on the Disclosure Schedule; provided, however, that Borrower may
                                      --------
          transfer Collateral or the books and records related thereto to another county with the prior written consent of Lender and if

          Borrower has provided to Lender prior to such transfer an opinion addressed to Lender in the form and substance and written by counsel acceptable to Lender to the effect that the perfection and priority of Lender's security interest in the Collateral will not be affected by such move or if it will be affected, setting forth the steps necessary to continue the perfection and priority of Lender's security interest together with the commencement of such steps by Borrower at its expense.

     6.18 Excess Borrowing. Permit the Advances or Non-Revolving Loans to violate any of the applicable Non-Revolving Conditions.

7.   CONSTRUCTION.

     7.1 Construction of Project. Borrower will cause construction of each Project to be carried on continuously and to reach Completion, be lien free and ready for occupancy not later than the Completion Date, subject to Force Majeure, time being of the essence in this Agreement. The Project will be constructed substantially in accordance with the Plans and Specifications, and all Legal Requirements. The Project will be constructed entirely on the Property and the Improvements will not encroach upon or overhang any easement, building line or right of way and, when erected, will not violate applicable use or other restrictions of record. If, in Lender's reasonable judgment, the Project is not in substantial conformity with the foregoing, Lender shall have the right to stop the work and order repair or reconstruction in accordance therewith and to withhold its consent to all further Advances, in accordance with the terms hereof, until the work is in satisfactory compliance with the Plans and Specifications and all Legal Requirements. Upon Notice from Lender to Borrower, or Borrower's discovery irrespective of such Notice, that the work is not in substantial conformity with the Plans and Specifications and/or all Legal Requirements, Borrower shall commence correcting the deviation, as promptly as is practicable, and in any event within ten (10) days after the Notice or discovery and shall prosecute such work diligently to completion. No other Notice shall be required to render such deviation an Event of Default under Section 8 hereof.
                                                   ---------
          All materials incorporated in the construction of a Project will be purchased so that absolute ownership and title vest in Borrower upon payment for such materials.

          7.2       Covenants. Borrower covenants as follows:

                    7.2.1 Each request by Borrower to Lender for an Advance shall constitute Borrower's representation and warranty to Lender that: (i) all completed construction is substantially in accordance with the Plans and Specifications, and (ii) all construction and other costs and expenses for the payment of which Lender has previously advanced funds have in fact been paid.

                    7.2.2 For each Project, Borrower will comply with the requirement of filing a Notice of Commencement or similar requirement, if any, of the state in which the Project is located. Borrower shall not file a Notice of Commencement with the Recorder of the county in which the Project is located prior to the recording of the Mortgage. Borrower shall indemnify and hold Lender harmless from any and all claims for unpaid amounts due for work or labor performed, or materials furnished, to the Project prior to the filing of the Notice of Commencement.

                    7.2.3 No material change will be made in the Plans and Specifications for the Improvements, the terms and conditions of the Construction Contract for the Improvements previously delivered to and approved by Lender, or the identity of the General Contractor without the prior written consent of Lender, which will not be unreasonably withheld or delayed; provided, that changes in the Plans and Specifications and the Construction Contract (including change orders thereunder) which do not materially modify the scope or use of the Improvements contemplated by the Plans and Specifications and which do not result in an increase or decrease in the aggregate cost of the Improvements by more than $100,000 in any twelve
                              (12) month period shall be permitted hereunder without the prior written consent of Lender;

                    7.2.4 The construction of the Improvements shall commence within ninety (90) days of the Closing Date and shall be carried forward with reasonable diligence and, subject to Force Majeure, will be completed on or before the Completion Date; title to said Property and Improvements will, during the entire Construction Period and upon the Completion Date, be free from all filed liens, claims, and encumbrances, except for Permitted Liens, taxes and assessments which are a lien but not yet due and payable, and any other liens or exceptions which are approved in writing by Lender;

                    7.2.5 Borrower will make available for inspection by a duly authorized representative of Lender, upon reasonable prior written notice from Lender, any of Borrower's contracts, books and records insofar as they relate to the Project when requested by Lender and will furnish to Lender any information regarding Borrower's business affairs and financial condition as Lender may, from time to time, reasonably request;

                    7.2.6 Borrower will reimburse Lender promptly following written notice from Lender for all reasonable out of pocket costs and expenses of Lender incidental to the Loans, including but not limited to the costs of title insurance policies, title examinations, recording fees, surveys, appraisal fees, fees of any professionals hired by Lender for review of Plans and Specifications, including engineers and architects, attorneys' fees (subject to a maximum of $8000 for attorneys' fees for each Closing), and out-of- pocket expenses, all of which Lender is authorized to deduct as an Advance under the Note of Borrower;

                    7.2.7 Following an Event of Default, in the event extraordinary services are required by Lender for inspections, appraisals, or for securing estimates of costs which, in Lender's reasonable judgment are not regular or routine, Lender may deduct the reasonable expense of such extraordinary services as an Advance under the Note of Borrower;

                    7.2.8 Borrower will immediately upon demand reimburse Lender for the cost and expense of any Appraisal of the Project obtained by Lender prior to, on, or after the date hereof;

                    7.2.9 No materials, equipment, personal property, or fixtures of any kind will be purchased or acquired by Borrower for installation or use in or about the Improvements under any conditional sales contract or security agreement or any lease agreement, and, provided Lender makes Advances when due, all such materials, equipment, personal property, and fixtures will be fully paid for before payment therefor becomes past due or in any event within fifty (50) days after delivery thereof; provided, however, that the foregoing shall not apply to an amount withheld and unpaid on account of a bona fide dispute with a supplier;

                    7.2.10 Borrower will furnish or cause to be furnished to the Title Company, approved by Lender, which issues a loan policy hereunder and Lender any affidavits, lien waivers, releases, or other evidences requested by the Title Company, from time to time, to establish that all bills then due and payable for labor and materials entering into said construction and all bills then due and payable of the General Contractor, subcontractors, laborers, and materialmen in said construction have been paid in full except for those bills which have become due and payable since the next preceding Advance by Lender hereunder;

                    7.2.11 Borrower will not without the prior written consent of Lender materially modify or amend any contract of Borrower for which Lender's approval is required relating to the development or financing of the Improvements, including any such contracts described herein, except as set specifically set forth herein;

                    7.2.12 Borrower will allow Lender and its agents, until the Obligations are fully paid: (i) the right of entry and access to the site of the Improvements upon reasonable prior notice; (ii) the right to inspect all work done, labor performed and materials furnished in and about the Improvements upon reasonable prior notice; and (iii) to require to be replaced or otherwise corrected any material or work that does not materially comply with the Plans and Specifications in the reasonable opinion of the Inspector;

                    7.2.13 Borrower shall maintain with Lender or Lender's Affiliate throughout the term of the Loans, and any extension thereof, a Commercial Checking

                              Account for each Loan. All Advances of Loans shall be made by Lender crediting Advances directly into such a Commercial Checking Account;

                    7.2.14 Borrower authorizes Lender to automatically make Advances of Loans by debiting each Commercial Checking Account to pay any principal or interest upon the Notes when and as same shall become due under the terms thereof;

                    7.2.15 Borrower shall permit Lender on or after the Closing
                           Date to erect on the Property a temporary Project sign, stating that financing for the Project is being provided by Lender (but not stating the amount of the Loan). Borrower hereby agrees that Lender may release written publicity or advertisements concerning the financing of the Project.

                    7.2.16 Borrower shall, on or before the Mini-Perm Conversion Date, deposit in an interest-bearing account at Lender's Affiliate, the Debt Service Reserve. Borrower shall pledge the Debt Service Reserve as Collateral and it shall not be released unless and until: (1) the related Project achieves 50% occupancy during the first six months after Completion; or (2) the related Project achieves, at any time, a Project Debt Service Coverage Ratio, as defined in Section 6.5, based upon the
                                                   -----------
                              amortization of principal in the manner set forth in Section 2.8.1, equal to or greater than 1:1 for
                                 -------------
                              any two consecutive calendar months.

                    7.2.17 Borrower shall, on or before the Mini-Perm Conversion Date, deposit in an interest-bearing account at Lender's Affiliate, the Lease Reserve. Borrower shall pledge the Lease Reserve as Collateral and shall only be entitled to withdraw any portion of the Lease Reserve at Borrower's discretion for the purpose of funding Project costs set forth on the applicable Budget.

                    7.2.18 Borrower shall, on or before the end of the twelfth month following the Mini-Perm Conversion Date, deposit in an interest-bearing account at Lender's Affiliate, the Capital Expenditure Reserve. Borrower shall pledge the Capital Expenditure Reserve as Collateral and shall only be entitled to withdraw any portion of the Capital Expenditure Reserve at Borrower's discretion for the purpose of funding capital expenditures approved by Lender.

          7.3 Construction Related Items Prior to Closing. Borrower will, at least five (5) days prior to the Closing Date, deliver or cause to be delivered to Lender the following, all in form and substance satisfactory to Lender for each Project:

                    7.3.1     Intentionally Omitted.

                    7.3.2 Evidence which may be in the form of a certification from the Project


4/CRED-AGR/374817.1

                              Architect that the Project will comply with the Americans with Disabilities Act;

                    7.3.3     Intentionally Omitted.

                    7.3.4 Evidence that Borrower has met the insurance requirements of Lender set forth in Section 5.9
                                                                  -----------
                              hereof and in the Loan Documents;

                    7.3.5 A current survey and site plan showing the outline of the Property and meeting all of the requirements of the "Property Survey" set forth in Exhibit C attached hereto. Said survey shall be
                              ---------
                              currently dated and shall be prepared in
                              accordance with (A) the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (the "Minimum Requirements"), as jointly adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992 (or as amended); (B) requirements of the statutes of the state in which the Project is located; and (C) standards of the Society of Professional Land Surveyors for the state in which the Project is located, bearing a proper certificate by the surveyor, which certificate shall include the legal description of the Property, shall be made in favor of Lender and the Title Company, be substantially in the form of Exhibit D attached
                                                           ---------
                              hereto, and contain such other certifications as are contemplated by the Minimum Requirements and applicable state statutes. The survey shall also contain such additional information as may reasonably be required by Lender or the Title Company. The survey shall be subject to the approval of Lender and certified by a registered land surveyor approved by Lender;

                    7.3.6 A fixed-price, Construction Contract, including payment and performance bonds with dual obligee riders, with the General Contractor acceptable to Lender;

                    7.3.7 A list of all known and proposed contractors to be used for development of the Project and copies of any of Borrower's contracts with same;

                    7.3.8     Intentionally Omitted.

                    7.3.9 A letter from the Project Architect or an appropriate officer of the municipality in which the Project is located regarding zoning and building code compliance or Borrower's attorney's certification of same;

                    7.3.10 Evidence that all utility services necessary for construction and use of the Improvements (including without limitation, electric, gas, telephone, water and sewer service) are available to the Property, and Borrower has the right to connect into and use all utility services without restriction; and that all necessary easements to provide such utility services to the Property have been obtained;

                    7.3.11 A Notice of Commencement, or similar notice required, if any, by the state in which the project is located, which shall be recorded immediately following the recording of the Mortgage;

                    7.3.12 A certified statement of the General Contractor confirming itemized and estimated costs of the entire Project consistent with the Budget approved by Lender and certifying that the Project complies with the Legal Requirements;

                    7.3.13    Intentionally Omitted.

                    7.3.14 Certified copy of Borrower's Articles of Organization, Certificate of Existence of Borrower and certified resolutions of Borrower authorizing the Non-Revolving Loan;

                    7.3.15 The Federal Tax Identification number of Borrower and Guarantor;

                    7.3.16 A commitment or proforma policy for an ALTA mortgagee's policy of title insurance (the "Title Commitment") issued by the Title Company for the full aggregate amount of the Non-Revolving Loan with a pending disbursements endorsement establishing that the Title Company is prepared to insure the related Mortgage as of the time of its filing for record as a first and prior lien upon the Property and on the Improvements to be erected thereon, subject only to the Permitted Liens and pending actual disbursements. Each Title Commitment shall meet the requirements set forth in Exhibit B attached hereto to the extent that
                                 ---------
                              the compliance with such requirements is possible under the law of the state in which the Project is located. Contemporaneously with the delivery to Lender of a Title Commitment, Borrower shall also deliver to Lender copies of all documents constituting the Permitted Liens. Borrower shall deliver to Lender a final policy of title insurance (the "Title Policy") within a reasonable period of time after each Closing;

                    7.3.17 A development schedule for the Project setting forth the approximate start and finish dates of all major stages of the Project;

                    7.3.18 Evidence of building, zoning, and other permits covering construction of the proposed Improvements to the extent such items are available under the laws of the jurisdiction in which the Project is located. Lender shall also have been furnished with evidence satisfactory to Lender that the Property is not included in a special flood hazard area as designated by the Federal Emergency Management Agency ("FEMA") as Flood Zone C or worse or in the 100-year flood plan on its Flood Hazard Boundary Map ("FHBMs") and Flood Insurance Rate Maps ("FIRMs"), and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps;

                    7.3.19 A copy of the Current Financial Statements of Borrower and Guarantor, indicating no Material Adverse Effect upon Borrower or Guarantor since January 31, 1998;

                    7.3.20    A copy of the Management Contract;

                    7.3.21 A certification from the Inspector to the effect that the construction of the Improvements in accordance with the Plans and Specifications and the intended use of the Improvements complies with all Legal Requirements, and a certification of Borrower reasonably satisfactory to Lender that there is no pending proceeding, either administrative, legislative or judicial, which would in any manner adversely affect the status of the zoning with respect to the Project;

                    7.3.22 Borrower's estimated schedule for Advances of the applicable Non- Revolving Loan;

                    7.3.23 Borrower's equity contribution to the Project either deposited with Lender's Affiliate and disbursed by Lender according to the terms of this Agreement or used to acquire the Property or other Project costs approved by Lender and included in the Budget with evidence of payment delivered to Lender;

                    7.3.24    Intentionally Omitted.

                    7.3.25    All other documents set forth on the Closing Memo.

          7.4 Construction Related Items Prior to Advances. On or prior to the date of an Advance of a Non-Revolving Loan hereunder, Lender shall have received the following for each Project:

                    7.4.1 A Collateral Assignment of Agreements and Plans (the "Contract Assignment") to Lender of (A) the Plans and Specifications; (B) Borrower's agreements with the General Contractor, with the Project Architect, in any, and with mechanical and structural engineers, if any, retained by Borrower in connection with the construction of the Improvements duly executed by Borrower, and (C) consents to any of the assignments referred to in items (A) and (B) above by the other parties to the contracts and agreements being assigned, together with the confirmation by such other parties that they will continue to perform under contracts and agreements, as the same may be, after enforcement of and realization of such assignment by Lender, subject to the terms of the Contract Assignment;

                    7.4.2 An Assignment of the Management Contract, including a subordination of the applicable management/operator fee if an Event of Default occurs;

                    7.4.3 An Assignment of Licenses and Permits duly executed by Borrower to Lender of all licenses, permits, certificates of occupancy and similar documents or instruments relating to the Project;

                    7.4.4 An Assignment of all present and future rents, leases and profits relating to the Project;

                    7.4.5 Guaranties of the Obligations and Completion of the Project by Grand Court, such Guaranties being supported by certified copies of Articles of Incorporation, a Certificate of Good Standing, and certified resolutions of Grand Court authorizing the Guaranties;

                    7.4.6 The Indemnity duly executed by Borrower and Guarantor;

                    7.4.7 A written opinion of Borrower's counsel and a written opinion of Guarantor's counsel, both in form and substance satisfactory to Lender;

                    7.4.8 An interest rate hedge agreement for the applicable Non-Revolving Loan, both in form and substance reasonably satisfactory to Lender;

                    7.4.9 Plans and Specifications for the Improvements to the extent not already delivered to Lender. No Advance shall be made by Lender hereunder for any portion of construction of the Improvements until the Plans and Specifications for such Improvements shall have been delivered to and approved by Lender;

                    7.4.10 With respect to Advances after foundation and site work for the Project have been substantially completed, Borrower will furnish to Lender and to the Title Company, a Survey showing the location of the actual in-place foundations;

                    7.4.11 A certificate from the Inspector certifying (A) that the construction of the Improvements theretofore completed, if any, has been performed substantially in accordance with the Plans and Specifications; (B) that the quality of construction of the Improvements theretofore completed is in accordance with generally accepted standards in the construction industry for the construction of similar improvements, (C) the estimated total cost of the construction of the Improvements; (D) that the nondisbursed portion of the applicable Non-Revolving Loan as shown on the Budget plus any equity contribution made or to be made by Borrower is adequate to complete the construction of the Improvements pursuant to the Plans and Specifications; and (E) that the completion of the Improvements will occur on or before the Completion Date;

                    7.4.12 Receipt by Lender of an endorsement to the Title Policy indicating that since the last preceding Advance of the Loan there has been no change in the state of title and no survey exceptions not theretofore approved by Lender and increasing the coverage of the Title Policy by an amount equal to the Advance then being made so that the total amount insured equals the total amount disbursed by Lender under the terms hereof and changing the effective date of the Title Policy to the date of the Advance;

                    7.4.13 Receipt by Lender of evidence of the payment of all insurance premiums and real estate taxes for the Project at least five (5) days prior to last date for payment of such amounts without a penalty or charging of interest thereon or the termination of the applicable insurance policy;

                    7.4.14 A copy of each primary subcontract between the General Contractor and any third parties related to the Project if requested by Lender;

                    7.4.15 All expenses and fees due and payable by Borrower as of the Closing Date including but not limited to the Construction Monitoring Fee and Attorneys Fees; and

                    7.4.16    All other items set forth on the Closing Memo.

          7.5 Construction Related Items Prior to Final Advance. Borrower will, on or prior to the date of the final Advance of a Non-Revolving Loan hereunder, deliver or cause to be delivered to Lender the following for the related Project:

                    7.5.1 Evidence satisfactory to Lender of the issuance by all appropriate Governmental Authorities of certificates of use and occupancy for the Improvements;

                    7.5.2 A final as-built ALTA/ACSM survey satisfactory to Lender, bearing a proper certificate by the surveyor, showing the completed Improvements and all easements and right-of-ways;

                    7.5.3 An additional endorsement to the Title Policy insuring the priority of the Mortgage in the full amount of the applicable Non-Revolving Loan against mechanic's and materialmen's liens (including inchoate liens) arising by reason of unpaid labor and materials supplied in connection with the construction and development of the Project;

                    7.5.4 A certificate by the Inspector or other person satisfactory to Lender stating that the Improvements have been completed substantially in accordance with the Plans and Specifications;

                    7.5.5 An affidavit of Borrower stating that each person providing any material or performing any work in connection with the Project has been (or will be, with the proceeds of and immediately following receipt by Borrower of such final Advance) paid in full or bonded or insured to the reasonable satisfaction of Lender;

                    7.5.6 A rent roll and copies of all leases for the Project; and

                    7.5.7 A Certificate of Substantial Completion AIA Form G704 from the Project Architect and General Contractor certifying that the Project has been completed substantially in accordance with the Plans and Specifications.

          7.6 Procedure For Advances. Subject to the terms and conditions hereof, Lender shall make Advances of each Non-Revolving Loan to a Corporate Checking Account maintained by Borrower at Lender's Affiliate, from time to time, for payment of construction costs of the Improvements, as such construction occurs as determined by the Inspector. Advances shall be made upon request of Borrower in the following manner for each Project:

                    7.6.1 Not less than ten (10) Business Days before the date on which Borrower desires an Advance, Borrower shall submit to Lender a request for an Advance using AIA Forms G702 and G703, including any change orders, invoices for soft costs, and other documents required hereunder, accompanied by a cost breakdown, the accuracy of which shall be certified by Borrower and approved in writing by the Project Architect or the county engineer in the county in which the Project is located. Lender's "Hard and Soft Cost Requisition Form" form shall serve as the disbursement control for each line item. Lender shall not be required to make an Advance for any line item in excess of the amount shown in the "Loan Reserve Category" set forth in such "Hard and Soft Cost Requisition Form" form;

                    7.6.2 Requests for Advances after the first Advance shall not be made more often than once a month and the total amount advanced shall not at any time exceed an amount equal to (i) the percentage of completion evidenced by the inspections of the Improvements by the Inspector, times (ii) the estimated total construction costs filed by Borrower and General Contractor and approved by Lender, (minus the Retainage, as set forth in this
                                       -----
                              Section, and any Advances previously made on account of the cost of materials stored on the Property). Prior to each Advance, at Borrower's expense, an appointed inspector shall inspect the Improvements to verify that the request for an Advance accurately reflects the amount of construction completed to date. Notwithstanding the foregoing, Lender shall withhold the Retainage, provided that when the Project is 50% complete as certified by the Inspector for the Project and provided no Event of Default has occurred and is continuing after the giving of any applicable Notice and the lapse of any applicable cure periods, the Retainage will be reduced to the greater of the retainage rate specified in the General Contractor's contract or five percent (5%). The Retainage shall be held until

                              Completion, provided, however, that if: (i) no Event of Default has occurred and is continuing after the giving of any applicable notice and the lapse of any applicable cure periods, (ii) Lender receives certification from the Inspector that all such work is complete; and (iii) Lender receives appropriate lien waivers, the Retainage for up to three trades (selected by Borrower and approved by Lender, which approval will not be unreasonably withheld) will be released upon full completion of all work on the Project for each particular trade selected;

                    7.6.3 Borrower shall furnish Lender and the Title Company with any evidence, lien waivers, or affidavits required by the Title Company at the time of each request for an Advance to insure that all bills then due and payable for labor and materials used in constructing the Improvements and all bills due and payable to contractors, subcontractors, laborers, and materialmen have been paid in full, except those bills to be paid with such Advance. With each request for an Advance to be used for contract payments of at least $50,000, Borrower shall deliver to Lender and the Title Company waivers of liens from contractors in the respective sum received by each such contractor for all of Borrower's preceding requests for Advances.

                    7.6.4 Borrower will have the right to reallocate line items in the Budget, subject to the following: (i) proper substantiation for adjustments is delivered to Lender, (ii) no adjustments may be made between hard and soft costs until after Completion of the Project, at which time savings in hard cost line items may be reallocated to soft cost line items,
                              (iii) no adjustments shall be permitted to the equity or interest reserve line items; and (iv) any reallocation must involve at least $10,000 in total adjustments;

                    7.6.5 Following an Event of Default and with the consent of the surety issuing the payment and performance bonds for the applicable Project, Lender may, at Lender's election, pay all bills for labor or materials, directly to the Persons furnishing such labor or materials. Lender will only make Advances for the cost of materials stored on the Property limited to three percent (3%) of the hard costs for such materials, provided the same are adequately secured and insured. Advances previously made on account of stored materials shall not be included in this three percent (3%) limit once such materials have been integrated into the Project. Lender will not make Advances based on the cost of materials not stored on the Property except for Advances to be made on account of costs associated with the line item for FF&E on the Budget which shall be made for 100% of the costs thereof up to a maximum of $300,000 upon evidence acceptable to Lender of insurance, bonding and an effective first-priority security interest thereon in favor of Lender. Lender will make Advances approximately 10 days after satisfaction of all conditions applicable to such Advances.

          7.7 Sufficiency of Loan To Complete Construction. Anything contained in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that the Loan shall at all times be "in balance." The Loan shall be deemed to be "in balance" only at such time and from time to time, as Lender may determine in Lender's reasonable discretion that the then undisbursed portion of the applicable Non-Revolving Loan equals or exceeds the amount necessary for the timely and full payment of (i) all work done and not theretofore paid for or to be done in connection with the completion of the construction of the Project in accordance with the Plans and Specifications, including completion of all Tenant Improvements and the installation of all fixtures and equipment required for operation of the Project, and (ii) all other costs and expenses incurred and not theretofore paid for, or to be incurred in connection with the Project (to the extent revenues will not, in Lender's sole reasonable judgment, be sufficient for the timely and full payment of such costs and expenses). Borrower agrees that if the Loan is deemed not to be "in balance", Borrower shall, within thirty (30) days after written request by Lender, deposit the deficiency into its Corporate Checking Account, which deposit shall first be exhausted before any further Advances are made (or at Borrower's option, provide Lender with reasonable assurances (as determined by Lender in Lender's sole discretion) that such funds are or will be available). Lender shall not be obligated to make any Advance if the applicable Non-Revolving Loan is not in balance.

          7.8 Additional Construction Items to be Submitted to Lender. Borrower will, at least twenty-one (21) days prior to any Closing Date, deliver or cause to be delivered to Lender the following, all in form and substance satisfactory to Lender for each Project:

                    7.8.1 A detailed market study, the Budget, the Plans and Specifications, all approved in writing by Lender and, if required, by the applicable Governmental Authorities having jurisdiction thereof;

                    7.8.2 Soil reports of the Property, showing that the soil will adequately support the Improvements when constructed in accordance with the Plans and Specifications;

                    7.8.3 The Budget, including: (i) a summary page indicating costs of land, site work, construction and soft costs on an AIA G703 form and (ii) detailed schedules supporting the site work and construction costs shown on the AIA G703 form according to the Construction Standards Institute Division. The Budget will include a minimum contingency line item for hard costs of at least 5% of total hard costs. Provided no Event of Default exists after the giving of applicable notices and the lapse of applicable cure periods, if any, fifty (50%) percent of a developer's fee included in the Budget will be paid pro rata as construction is completed and fifty (50%) percent will be paid upon the issuance of a certificate of substantial completion. The unused hard cost contingency may be applied by Borrower to the Lease Reserve;

                    7.8.4 An Environmental Audit, including a Phase I Environmental Site Assessment Report with wetlands certification, certified to and satisfactory to Lender; and

                    7.8.5 The Appraisal in a form reasonably satisfactory to Lender in all respects including, but not limited to, a loan to value ratio for the Project of not more than 75% after stabilization. The appraiser will be selected and directly engaged by Lender. The cost of the Appraisal will be charged to the Borrower at the Closing. Each appraisal report shall be prepared in accordance with the Uniform Standards of Professional Appraisal Practice applicable to Federally Related Transactions as set out in Appendix A to the real estate appraisal regulations adopted by the Office of the Comptroller of the Currency pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") (Sub-part C of 12 C.F.R. 34) and shall be prepared in response to an engagement letter to be issued by Lender. Borrower shall, at the option of Lender, be required to deposit into Borrower's Account, funds adequate to pay for an appraisal on or before the date of such appraisal.

8. Events of Default. Upon the occurrence of any of the following events and after expiration of applicable cure periods, if any, with respect to Borrower or any Guarantor:

     8.1 Payment. The non-payment of: (i) any principal amount of any of the Advances, whether by acceleration or otherwise within 5 Business Days of when the same is due, or (ii) the non-payment of any interest upon any Note or any other amounts owing under any of the other Loan Documents due Lender pursuant to this Agreement within 5 Business Days of when the same is due;

     8.2 Covenants. The default in the due observance of any affirmative covenant or agreement to be kept or performed by it under the terms of this Agreement or any of the Loan Documents and the failure or inability of it to cure such default within thirty (30) days of the occurrence thereof; provided that such thirty (30) day grace period will not apply to: (i) any default which in Lender's good faith determination is incapable of cure, (ii) any default that has previously occurred, (iii) any default in any negative covenants, or
          (iv) any failure to maintain insurance or to permit inspection of the Collateral or of its books and records;

     8.3 Representations and Warranties. Any representation or warranty made by it in this Agreement, in any of the Loan Documents or in any report, certificate, opinion, financial statement or other document furnished in connection with the Obligations is false or erroneous in any material respect or any material breach thereof has been committed such that Borrower's ability to fulfill its obligations under any of the Loan Documents shall be materially and aversely affected;

     8.4  Obligations. Except as provided in Sections 8.1, 8.2 and 8.3 above,
                                             -------------------------
          the default by it in the due observance of any covenant, negative covenant or agreement to be kept or performed by it under the terms of this Agreement, the Loan Documents or any document now or in the future executed in connection with any of the Obligations and the lapse of any applicable cure period provided herein or therein with respect to such default, or, if so defined therein, the occurrence of any Event of Default or Default (as such terms are defined therein);

     8.5 Bankruptcy, Etc. It: (i) dissolves or is the subject of any dissolution, a winding up or liquidation; (ii) makes a general assignment for the benefit of creditors; or (iii) files or has filed against it a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for its property or assets or any part thereof, or any other proceeding under any federal or state insolvency law, and if filed against it, the same has not been dismissed or discharged within sixty (60) days thereof;

     8.6 Execution, Attachment, Etc. The commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien against it or against any of the Collateral, except those liens being diligently contested in good faith which in the aggregate do not exceed $250,000 for any Guarantor or $50,000 for any Borrower;

     8.7 Loss, Theft or Substantial Damage to the Collateral. In addition to the rights of Lender to deal with proceeds of insurance as provided in the Loan Documents, the uninsured loss, theft or substantial damage to the Collateral if the result of such occurrence (singly or in the aggregate) is the failure or inability to resume substantially normal operation of its business within thirty (30) days of the date of such occurrence; however, Borrower shall be granted 180 days to resume substantially normal operation of its business if Borrower fulfills all of its other obligations under the Loan Documents, including without limitation, the payment of any amounts due under the Loan Documents and compliance with the insurance requirements under the Loan Documents;

     8.8 Judgments. Unless in the opinion of Lender adequately insured or bonded, the entry of a final judgment for the payment of money which is in excess of $250,000 for any Guarantor or $50,000 for any Borrower against Guarantor or Borrower and the failure: (i) to discharge the same, or cause it to be discharged, within sixty (60) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or (ii) to secure a stay of execution pending appeal of such judgment; or (iii) the entry of one or more final monetary or non-monetary judgments or order which, singly or in the aggregate is in excess of $250,000 for any Guarantor or $50,000 for any Borrower, does or could reasonably be expected to cause or have a Material Adverse Effect: (a) in the value of the Collateral or its condition (financial or otherwise), operations, properties or prospects, (b) on its ability to perform its obligations under this

          Agreement or the Loan Documents, or (c) on the rights and remedies of Lender under this Agreement, any Note, or any Loan Document;

     8.9 Revocation of Guarantee. The revocation by Guarantor or attempted revocation by Guarantor or limitation by Guarantor in whole or in part of any Guarantee;

     8.10 Impairment of Security. (a) The validity or effectiveness of any Loan Document or its transfer, grant, pledge, mortgage or assignment by the party executing it in favor of Lender is determined by a court of competent jurisdiction to be invalid; (b) any party, other than Lender, to a Loan Document asserts in any legal proceeding that any Loan Document is not a legal, valid and binding obligation of it enforceable in accordance with its terms; (c) the security interest or lien purporting to be created by any of the Loan Documents ceases to be or is asserted in any legal proceeding by any party to any Loan Document (other than Lender) not to be a valid, perfected lien subject to no liens other than liens not prohibited by this Agreement or any Loan Document; or (d) any Loan Document is amended, subordinated, terminated or discharged, or any person is released from any of its covenants or obligations except to the extent that Lender expressly consents in writing thereto; and

     8.11 Other Indebtedness. A default after any applicable notice and cure period with respect to any evidence of Indebtedness in excess of $250,000 by any Guarantor or $50,000 by any Borrower (other than to Lender under the Loan Documents), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of any of them in excess of $250,000 by any Guarantor or $50,000 by any Borrower (other than to Lender under the Loan Documents) is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise (after the expiration of any applicable grace period);

     8.12 Title Insurance. Failure or refusal by the Title Company, by reason of any matter affecting title to the Property or Improvements, to insure any Advance as giving rise to a valid first lien, subject only to Permitted Liens or those exceptions previously approved by Lender pursuant to this Agreement, provided that Borrower shall have 30 days from the date of such failure or refusal to cure any such matter affecting title and to obtain such insurance;

          then in any such event ("Event of Default"), Lender may take any or all of the following actions (provided that if any Event of Default specified in Section 8.5, above, as to Borrower occurs, the results
                       -----------
          described in clauses (i) and (ii), below, will occur automatically, except in the case of a filing of a proceeding identified in Section
                                                                       -------
          8.5 against Borrower, unless such proceeding is not dismissed or
          ----
          discharged within 60 days of the filing thereof): (i) declare the Total Commitment terminated, (ii) declare all principal, interest and other amounts due and payable hereunder and under the Loan Documents, to be immediately due and payable whereupon all such amounts will immediately be due payable, without presentment, demand, protest or notice of any kind, all of which hereby are waived by Borrower, and (iii) exercise any other rights and remedies provided hereunder, under any of the Loan Documents and/or by applicable law. After the occurrence of any Event of Default, Lender is authorized at any time and from time to time without notice to Borrower to offset, appropriate and apply to all or any part of the Obligations all moneys, credits, deposits (general or special, demand or time, provisional or final) and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Borrower individually or jointly with another party) Lender any or all indebtedness at any time owing by Lender to or for the credit or account of Borrower. The rights and remedies of Lender upon the occurrence of any Event of Default will include but not be limited to all rights and remedies provided in the Loan Documents and all rights and remedies provided under applicable law. Borrower irrevocably waives (a) any requirement of marshalling of the Collateral upon the occurrence of any Event of Default and (b) any right to direct the application of any payments received by Lender from or on behalf of Borrower after the occurrence of any Event of Default. Lender, at its option, may apply any or all funds not previously disbursed to payment of outstanding invoices and to completion of the Improvements, with the right and power in such event to enter upon and take possession of the Project and the Improvements, to make such changes in the Plans and Specifications as may seem desirable, and to do all things reasonably necessary in Lender's opinion to complete or partially complete the Improvements. Lender shall not be responsible for the workmanship and materials in such completion or partial completion of construction, with the single exception that Lender shall be required to use reasonable care in the selection of the contractor or contractors used by it in such completion or partial completion.

9. Representations and Warranties to Survive. All representations, warranties, covenants and agreements made by Borrower herein and in the other Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Notes.

10. Environmental Indemnification. Lender will not be deemed to assume any liability or obligation for loss, damage, fines, penalties, claims or duties to clean-up or dispose of wastes or materials on or relating to the Property merely by conducting any inspections of the Property or by obtaining title to the Property by foreclosure, deed in lieu of foreclosure or otherwise. Borrower, including its successors and assigns, agrees to remain fully liable and will indemnify, defend and hold harmless Lender, its respective directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns, from and against any claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, liabilities, costs, expenses, clean-up costs, waste disposal costs, litigation costs, fines, penalties, damages and other related liabilities arising from (i) the failure of Borrower to perform any obligation herein required to be performed by Borrower,
     (ii) the removal or other remediation of hazardous or toxic substances, hazardous wastes, pollutants or contaminants, solid waste or petroleum at or from the Property, (iii) any act or omission, event or circumstance existing or occurring resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Property, (iv) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment and any other injury or damage resulting from or relating to any hazardous or toxic substances, hazardous waste, pollutants, contaminants, solid waste, or petroleum located upon or migrating into, from or through the Property (whether or not any or all of the foregoing was caused by the Borrower or its tenant or subtenant, or a prior owner of the Property or its tenant or subtenant, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such material or the mere presence of such material on the Property), except to the extent caused by or the result of any act of (a) Lender or its agents, or (b) any owner of the Property after foreclosure or a deed in lieu of foreclosure, and (v) Borrower's breach of any representation or warranty contained in this Section. Without limitation, the foregoing indemnities will apply to Lender with respect to claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgements, penalties, costs and expenses (including reasonable attorneys' fees and court costs) which in whole or in part are caused by or arise out of the negligence of Lender. Such indemnity, however, will not apply to Lender to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of Lender. All environmental representations, warranties, covenants, and indemnities will continue indefinitely and may not be cancelled or terminated except by a writing signed by Lender specifically referring to this Section. Notwithstanding anything contained to the contrary in the Notes, this Agreement, or other Loan Documents evidencing or securing the Obligations, the provisions of this Section will survive the termination or expiration of the Obligations, the full repayment of the Obligations, or the acquiring of title by Lender or its respective successors and assigns by foreclosure, deed in lieu of foreclosure or otherwise, and will be fully enforceable against Borrower and its successors and assigns. The provisions of this Section will constitute a separate undertaking by Borrower and will be an inducement to Lender in extending the Loans evidencing the Obligations to Borrower. The provisions of this Section will not be subject to any anti-deficiency or similar laws.

11.  Intentionally Omitted.

12.  General.

     12.1 Waiver. No delay or omission on the part of Lender to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or any acquiescence therein nor will the action or nonaction of Lender in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature. No disbursement of Advances hereunder will constitute a waiver of any of the conditions to Lender's obligation to make further Advances; nor, in the event that Borrower is unable to satisfy any such condition, will any such Advance have the effect of precluding Lender from thereafter declaring such inability to be a Default or an Event of Default. No modification or waiver of any provision of this Agreement or any of the Loan Documents, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver or consent will in any event be effective unless the same is in writing and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same, similar or other circumstance. The liability of any Borrower will not be affected by any surrender, exchange, acceptance, or release by Lender of any party or other person or any other guarantee or any security held by it for any of the Obligations or by Lender's failure to take any steps to perfect or maintain its lien or security interest in or to preserve any of its rights to, any guarantee, security or other collateral for any of the Obligations, by any delay or omission in exercising any right, remedy or power with respect to any of the Obligations or any guarantee or collateral therefor, or by any irregularity, unenforceability or invalidity of any of the Obligations or any security or guarantee therefor. Lender at any time and from time to time, and without impairing, releasing, discharging or modifying the liabilities of any Borrower under a particular Non-Revolving Loan ("Subject Borrower"), may, in accordance the terms and conditions of the Loan Documents: (a) without the consent of or notice to any Borrower or Borrowers under any other Non-Revolving Loan or Loans (collectively, "Other Borrowers"), change the manner, amount, place or terms of payment or performance of or interest rates on, or change or extend the time of payment of, or other terms relating to the Obligations of the Subject Borrower, (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to, any of the Obligations of the Subject Borrower without the consent of or notice to the Other Borrowers, (c) renew, substitute, modify, amend or alter, or grant consents or waivers relating to, any guarantee or any security for any guarantee,
          (d) apply any and all payments received by a Lender by whomever paid or however realized, including any proceeds of any Collateral, to any of the Obligations in such order, manner and amount as permitted by this Agreement, (e) deal with any Person in respect of the Obligations in such manner as Lender deems appropriate in its sole discretion and/or (f) substitute any security or guarantee. Irrespective of the taking or refraining from the taking of any such action, the obligations of Borrower will remain in full force and effect. Lender in its sole discretion may determine the reasonableness of the period which may elapse prior to the making of demand for any payment upon Borrower and need not pursue any remedy or remedies against Borrower, any other Person or any Collateral before having recourse against

          Borrower hereunder. Borrower subordinates until the prior payment in full to Lender of the Obligations and the termination of this Agreement any and all rights of subrogation, reimbursement or indemnity whatsoever, and any and all right of recourse to security, under or out of the property of Borrower or otherwise, for the Obligations. No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature that Borrower has or may have against any other Borrower will be available hereunder to any Borrower against Lender until the Obligations have been paid in full.

12.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder will be in writing and will be conclusively deemed to have been received by a party hereto and to be effective if delivered personally to such party, or sent by telex, telecopy (followed by written confirmation) or other telegraphic means, or by overnight courier service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below (or to such other address as any party may give to the other in writing for such purpose.

     To Lender:             KEY CORPORATE CAPITAL INC.
                            525 Vine Street
                            Cincinnati, Ohio 45202
                            Attention: Key Health Care Finance -Troy E. Miller
                            Telecopier No.:513-762-8450
                            Telephone No.:513-762-8272


     To Borrower:           GRAND COURT - GREATWOOD, L.P.
                            c/o Grand Court Lifestyles, Inc.
                            One Executive Drive
                            Ft. Lee, New Jersey  07024
                            Attention:  Chief Financial Officer
                            Telecopier No.:  201-947-6663
                            Telephone No.:  201-947-7322


All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telex, telecopy or telegraphic means, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail, except that notices and communications to Lender pursuant to Section 2 above, will not be
                                                 ---------
effective until received by Lender.

     12.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Borrower and Lender and its respective successors and assigns, provided, however, that Borrower may not assign this Agreement in whole or in part without the prior written consent of Lender.

     12.4 Illegality. If fulfillment of any provision hereof or any transaction related hereto or of any provision of any of the Loan Documents, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of Lender, all of the Obligations will become immediately due and payable.

     12.5 Gender, Etc. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

     12.6 Headings. The headings in this Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.

     12.7 Liability of Lender. Borrower hereby agrees that Lender will not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agent, Inspector, or attorney selected with reasonable care and in the exercise of good faith by Lender in making examinations, investigations or collections, or otherwise in protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations, unless Lender actually knows or, should, using reasonable care, have known that such mistake, negligence, act or omission is incorrect at the time committed. Lender makes no representations and assumes no obligations as to Borrower or third parties concerning the quality of the construction of the Project or the absence therefrom of defects. In this connection Borrower agrees to and shall indemnify Lender from any liability, claims or losses resulting from the Advances or from the condition of the Project whether related to the quality of construction or otherwise and whether arising during or after the term of the Loans except and to the extent that such construction was performed by, on behalf of, or at the direction of Lender, its agents, or contractors. This provision shall survive the repayment of the Obligations and shall continue in full force and effect so long as the possibility of any such liability, claim or loss exists. The relationship between Lender and Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the Loan Documents shall in any manner be construed as making the parties hereto principal, Lender, partners, joint venturers or any other relationship other than lender and borrower.

     12.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

    12.9 Remedies Cumulative. No single or partial exercise of any right or remedy by Lender will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder and in any instrument or document evidencing, securing, guaranteeing or relating to any Loan or now or hereafter existing at law or in equity or by statute are cumulative and none of them will be exclusive of the others or any other remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lender may deem appropriate.

    12.10 Costs, Expenses and Legal Fees. Borrower will be solely responsible for all reasonable fees and expenses for appraisals, surveys, title insurance, lien searches environmental reports, recording fees, documentary taxes and similar items. Borrower agrees jointly and severally to reimburse on demand Lender for all reasonable out-of-pocket costs and expenses, including, without limitation, due diligence and reasonable fees and expenses of attorneys (which attorneys may be Lender's employees and including, without limitation, the reasonable fees and disbursements of Frost & Jacobs, special counsel for Lender), and other advisors, expended or incurred in amending, supplementing, waiving or enforcing provisions of this Agreement and the other Loan Documents; in administering, monitoring and enforcing of this Agreement and the other Loan Documents (with respect to the enforcement of this Agreement and other Loan Documents, Borrower agrees to reimburse on demand the Lender for all reasonable out-of-pocket costs and expenses incurred in connection with such enforcement); in monitoring the Collateral; in obtaining advice from auditors, attorneys and other advisors regarding its rights and responsibilities under this Agreement and the other Loan Documents, or the perfection, protection or preservation of rights and interests hereunder or thereunder; in collecting any sum which is not paid when due under this Agreement and the other Loan Documents; in negotiations with respect to any Default or Event of Default or any restructuring or "working out" the Loans; and/or in the protection, perfection, preservation and enforcement of any and all rights of Lender in connection with this Agreement and any of the other Loan Documents, including, without limitation, the fees and costs incurred in any out-of-court work-out, any litigation or in any bankruptcy or reorganization proceeding or similar proceeding.

    12.11 Indemnity. Borrower will indemnify, defend and hold harmless Lender, its respective directors, officers, counsel and employees, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and Attorneys' Fees reasonably incurred), that any such indemnified party may incur arising under or by reason of this

          Agreement, any of the Loans, Loan Documents or Collateral, or any act hereunder or thereunder or with respect hereto or thereto except the willful misconduct or negligence of such indemnified party. Without limiting the generality of the foregoing, Borrower agrees that if, after receipt by Lender of any payment of all or any part of the Obligations, demand is made at any time upon Lender for the repayment or recovery of any amount or amounts received by it in payment or on account of the Obligations and Lender repays all or any part of such amount or amounts by reason of any judgment, decree or order of any court or administrative body, or by reason of any settlement or compromise of any such demand, this Agreement will continue in full force and effect and Borrower will be liable, and will indemnify, defend and hold harmless Lender for the amount or amounts so repaid. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment, and any such contrary action so taken will be without prejudice to Lender's rights under this Agreement and will be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section will survive the termination of this Agreement.

    12.12 Continuing Agreement. This Agreement is and is intended to be a continuing Agreement and will remain in full force and effect until the Obligations are finally and irrevocably paid in full and the Notes and Total Commitment are terminated.

    12.13 Complete Agreement. This Agreement, together with the exhibits and schedules hereto, the other Loan Documents and related documents to be delivered on the Line of Credit Closing Date and each Closing Date thereafter, constitutes the entire agreement of the parties hereto regarding the subject matter hereof and thereof and supersedes any prior or written agreements or understandings regarding such subject matter.

    12.14 No Third Party Beneficiaries. Nothing express or implied herein is intended or will be construed to confer upon or give any person, firm or corporation, other than the parties hereto, any right to remedy hereunder or by reasons hereof.

    12.15 No Partnership or Joint Venture. Nothing contained herein or in any of the agreements or transactions contemplated hereby is intended or will be constructed to create any relationship other than as expressly stated herein or therein and will not create any joint venture, partnership or other relationship.

    12.16 Confidentiality. Lender will take all steps reasonably appropriate to keep all information delivered to them by Borrower hereunder confidential - except for disclosures: (i) required by any court order, law, rule or regulation or (ii) to their accountants and attorneys.

    12.17 Governing Law and Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS

          OF THE STATE OF OHIO WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES, AND BORROWER HEREBY AGREES TO THE JURISDICTION OF
          ANY STATE OR FEDERAL COURT LOCATED WITHIN HAMILTON COUNTY, OHIO, AND CONSENT THAT ANY SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH HEREIN FOR NOTICES AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME HAS BEEN DEPOSITED IN U.S. MAILS, POSTAGE PREPAID; PROVIDED THAT NOTHING CONTAINED HEREIN WILL PREVENT LENDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY OR AGAINST BORROWER INDIVIDUALLY OR AGAINST ANY PROPERTY OF BORROWER, WITHIN ANY OTHER STATE OR NATION TO ENFORCE ANY AWARD OR JUDGMENT OBTAINED IN THE FEDERAL OR STATE COURT LOCATED IN HAMILTON COUNTY, OHIO. BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND
                                                       ----- --- ----------
          ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. BORROWER AND LENDER EACH UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH AGREEMENTS.



     Effective as of October 30, 1998.

                                 BORROWER:

                                 GRAND COURT-GREATWOOD, L.P.

                                 By:
                                    -------------------------------
                                 Print Name:
                                            -----------------------
                                 Title:
                                       ----------------------------


                                 LENDER:

                                 KEY CORPORATE CAPITAL INC.

                                 By:
                                    --------------------------------
                                      Troy E. Miller
                                      Vice President

                                    EXHIBIT A


                           BORROWER ADDITION AMENDMENT


      --------------------------------------------------------------------------
("New Borrower(s)"), and GRAND COURT-GREATWOOD, L.P. (collectively, "Borrowers"), and KEY CORPORATE CAPITAL INC. ("Lender"), hereby agree as follows
effective as of               , 19      ("Effective Date"):
               ---------------    ------

1.       Recitals.

         1.1 On October 30, 1998 Borrowers and Lender entered into a Line of Credit Agreement ("Line of Credit Agreement") and a Promissory Note (collectively, with any other Note entered into by any Borrower with Lender, the "Notes"). Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Line of Credit Agreement. As used herein, "Line of Credit Agreement" and "Notes" will mean such documents as they may have been amended prior to the Effective Date.

         1.2 New Borrower, Borrowers, and Lender, desire to amend the Line of Credit Agreement, the Notes, and all other documents executed in connection therewith (collectively, "Loan Documents") pursuant to this Borrower Addition Amendment ("Amendment") as set forth herein.

2.       Amendment.

         2.1 All references in the Loan Documents to "Borrower" or "Borrowers" will include New Borrower.

         2.2 All reference in the Loan Documents to "Debtor" or "Debtors" will include New Borrower.

         2.3 The Transaction Guarantee given by Grand Court to secure the obligations of the Borrowers is hereby amended to add New Borrower as a Debtor whose obligations are secured by the Guarantee.

         2.4 The Completion Guarantee given by Guarantor to secure the Completion of each Project is hereby amended to add New Borrower as a Debtor whose Project shall be included in the Guarantee.

3. Representations and Warranties. To induce Lender to enter into this Amendment, New Borrower represents and warrants as follows:

         3.1 The representations and warranties of Borrowers contained in the Loan Documents are deemed to have been made again by Borrowers and New Borrower on and as of the date of execution of this Amendment.

         3.2 No Event of Default (as such term is defined in the Loan Documents) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof.

         3.3 New Borrower has received a complete copy of each of the Loan Documents, and has reviewed the Loan Documents to the extent deemed appropriate or necessary by New Borrower.

4.       Covenants.

         4.1 New Borrower, with the consent of Lender, hereby assumes the duties and obligations of a Borrower under the Line of Credit Agreement, and all of the documents executed in connection therewith (collectively, the "Loan Documents"), including but not limited to the Notes, and New Borrower agrees to pay the Notes in accordance with their terms and to keep and perform all of the covenants, obligations and conditions of the Loan Documents.

         4.2 New Borrower agrees to execute one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Lender and will pay the cost of filing financing, continuation and termination statements in all public offices where filing is deemed necessary or desirable by Lender. New Borrower will execute and deliver to Lender from time to time such supplemental assignments or other instruments as Lender may require for the purpose of confirming Lender's interest in the Collateral. New Borrower hereby authorizes Lender to execute and file on behalf of New Borrower all financing statements, deeds of trust or mortgages, and documents deemed necessary or appropriate to perfect Lender's interest in the Collateral.

5.       General.

         5.1 Except as expressly modified herein, the Loan Documents, as amended, are and remain in full force and effect.

         5.2 Nothing contained herein will be construed as waiving any default or Event of Default under the Loan Documents or will affect or impair any right, power or remedy of Lender under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Loans.

         5.3 All representations and warranties made by Borrowers and New Borrower herein will survive the execution and delivery of this Amendment.

         5.4 This Amendment will be binding upon and inure to the benefit of Borrowers, New Borrower, and Lender and their respective successors and assigns.

         5.5 New Borrower will pay Lender's attorneys fees of $8000 plus out of pocket expenses incurred in connection with the preparation of this Amendment and the Loan Documents related hereto. Such fees may be deducted by Lender from the proceeds of an Advance.

         5.6 This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

          5.7 A copy of this Amendment may be attached to the Notes as an allonge.

         Executed as of the Effective Date.

                                     LENDER:

                                     KEY CORPORATE CAPITAL INC.

                                     By:
                                        ------------------------
                                              Troy E. Miller
                                              Vice President

                                     NEW BORROWER:

                                     ---------------------------
                                     By:
                                        ------------------------
                                     Print Name:
                                                ----------------
                                     Title:
                                           ---------------------


                                     BORROWERS:

                                     GRAND COURT - GREATWOOD, L.P.



                                     By:
                                        --------------------------
                                     Print Name:
                                                ------------------
                                     Borrowers' Designated Officer

                                    EXHIBIT B


                    REQUIREMENTS OF TITLE COMMITMENT / POLICY



Title Insurance Company Requirements. The maximum single risk (i.e., the amount insured under any one policy) by a title insurer may not exceed 25% of that insurer's surplus and statutory reserves. The Policy must be written by an insurer authorized to do business in the jurisdiction in which the Property is located.

Loan Policy Forms. Standard 1992 American Land Title Association ("ALTA") form of loan title insurance policy, or the 1987 or 1970 (amended October 17, 1970 and October 17, 1984) ALTA loan form policies must be used (the ALTA 1990 loan policy will not be accepted).

Insurance Amount. The amount insured must equal at least the original principal amount of the loan.

Named Insured. The named insured under the Policy must be substantially the same as the following: "Key Corporate Capital Inc., and its respective successors and assigns."

Creditors' Rights. Any "creditors' rights" exception or other exclusion from coverage for voidable transactions under bankruptcy, fraudulent conveyance or other debtor protection laws or equitable principles must be removed by either an endorsement or a written waiver.

Arbitration. In the event that the form Policy which is utilized includes a compulsory arbitration provision, the insurer must agree that such compulsory arbitration provisions do not apply to any claims by or on behalf of the insured. Please note that the 1987 and 1990 ALTA form loan policies include such provisions.

Date of Policy. The effective date of the Policy must be as of the date and time of the closing and shall be authorized by Agent. The Mortgage shall not be recorded until after the closing. Upon the recording of the Mortgage the Policy shall be redated as of the date of the recording of the Mortgage.

Legal Description. The legal description of the Property contained in the Policy must conform to (i) the legal description shown on the survey of the Property, and (ii) the legal description contained in the Mortgage. In any event, the Policy must be endorsed to provide that the insured legal description is the same as that shown on the survey.

Easements. Each Policy shall insure, as separate parcels: (a) all appurtenant easements and other estates benefiting the property, and (b) all other rights, title and interests of the borrower



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          in real property under reciprocal easement agreements, access agreements, operating agreements and agreements containing covenants, conditions and restrictions relating to the Property.

UCC, Tax, Judgment and Lien Searches. UCC, tax, judgment and lien searches must be made no earlier than thirty (30) days before the closing of the loan against the borrower and its principals (identified as such in the mortgage loan application) in (i) the county where the property is located, (ii) the Secretary of State's office of the State where the property is located, (iii) the county where any such party has its principal place of business or, if an individual, its residence, (iv) the Secretary of State's office of the state where any such party and its principal place of business or, if an individual, its residence, and (v) if not already covered, the Secretary of State's offices of the state of formation of each of the foregoing entities.

Exceptions to Coverage.  With respect to the exceptions, the following applies:

         Each Policy shall afford the broadest coverage available in the state in which the subject property is located.

         With respect to the "standard" exceptions (such as for parties in possession or other matters not shown on public records), such exceptions must be deleted.

         With respect to the "standard" exception regarding tenants in possession under residential leases, such exception should also be deleted. In the alternative, the exception should read as follows: "Rights or claims of parties in possession under residential leases or occupants of apartment units, as tenants only, without any right of first refusal to purchase any portion of the property."

         The standard survey exception to the Policy must be deleted.
                  Instead, a survey reading reflecting the current survey should be incorporated.

         Any exception for taxes, assessments or other lienable items must expressly insure that such taxes, assessments or other items are not yet due and payable.

         Any lien, encumbrance, condition, restriction or easement of record must be listed in the Policy, and the Policy must affirmatively insure that the improvements do not encroach upon the listed easements or insure against all loss or damage due to such encroachment.

         The Policy may not contain any exception for any filed or unfiled mechanics' or materialmen's liens.

         In the event that a comprehensive endorsement has been issued and any Schedule B exceptions continue to be excluded from the coverage provided through that endorsement, then a determination must be made whether such exceptions would be acceptable to Agent. In the event that it is determined that such exception is



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                  acceptable, a written explanation regarding the acceptability must be submitted as part of the delivery of the loan documents.

         If Schedule B indicates the presence of any easements that are not located on the survey, the Policy must provide affirmative insurance against any loss resulting from the exercise by the holder of such easement of its right to use or maintain that easement. CLTA Form 103.1 or an equivalent endorsement is required for this purpose.

Endorsements.  With respect to endorsements, the following applies:

                  EachPolicy must include an acceptable environmental protection lien endorsement on ALTA Form 8.1. Please note that Form 8.1 may take exception for an entire statute which contains one or more specific sections under which environmental protection liens could take priority over the Mortgage; provided, however, that such specific sections under which the lien could arise must also be referenced.

              EachPolicy must contain an endorsement which provides that the insured legal description is the same as shown on the survey.

              EachPolicy must contain a comprehensive endorsement (ALTA Form 9)
                  if a lien, encumbrance, condition, restriction or easement is listed in Schedule B to the title insurance policy.

              The following endorsements shall be included in each Policy
                  (unless inapplicable given the circumstances of the transaction):

                  -access
                  -zoning (ALTA 3.1)
                  -assignment of loan documents -contiguity -single tax lot -doing business -due execution -mortgage tax -usury -address -assignment of leases and rents -assessments -mineral rights -reverter -subdivision -leasehold -tie-in -first loss -lastdollar




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13       Other Coverages. Each Policy shall insure the following by endorsement or affirmative insurance to the extent such coverage is not afforded by the ALTA Form 9 or its equivalent in a particular jurisdiction:

          a. that no conditions, covenants or restrictions of record affecting the Property:

                    (i)       have been violated,

                    (ii) create lien rights which prime the insured mortgage, contain a right of reverter or forfeiture, a right of reentry or power of termination, or if violated in the future would result in the lien created by the insured mortgage, or title to the Property being lost, forfeited or subordinated; and

                  that except for temporary interference resulting solely from maintenance, repair, replacement or alteration of lines, facilities or equipment located in easements and rights of way taken as certain exceptions to each Policy, such exceptions do not and shall not prevent the use and operation of the Property or the improvements as used and operated on the effective date of the Policy.

Informational Matters. The Policy must include, as an informational note, the following:

         The recorded plat number together with recording information; and

         The property parcel number or the tax identification number, as applicable.

                    Financing Statements. Any financing statements filed or recorded showing the Agent as secured party must be shown as an informational note only. Such financing statements (and assignments thereof) may not be listed as exceptions on Schedule B.

Delivery of Copies. All copies of all easements, encumbrances or other restrictions shown as exceptions on the Policy must be delivered.







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                                    EXHIBIT C

                               SURVEY REQUIREMENTS

1.       Property Survey:

         1.1 A survey shall be certified to Key Corporate Capital Inc. and Borrower and Title Insurance Company by a registered land surveyor using the attached long-form certification. The survey is to have the surveyor's seal affixed and shall reflect a current date. Older surveys are acceptable if updated and re-certified.

         1.2 The full legal description and street address must be shown. The legal description must be identical to that contained in the title insurance commitment. If the premises are described as being on a filed plat or map, the survey should contain a legend relating the parcel to the map on which it is shown.

         1.3 All perimeter property lines must be specifically identified. Show the location by courses and distances of: (a) the parcel to be covered by the mortgage; (b) clearly designate the point of beginning and the relation of the point of beginning of said parcel to the monument from which it is fixed; (c) all servient easements; (d) the established building line; (e) all easements appurtenant to said parcel (f) the line of the street or streets abutting the parcel and the width of said streets; (g) the location by courses and distances of the nearest intersection of two streets to the subject property.

         1.4 The number of square feet or acres contained in the parcel must be specifically identified.

         1.5 All streets adjacent to the property and R.O.W. lines must be specifically identified. The survey must disclose that access to the adjacent streets exists.

         1.6 All exceptions on the title insurance commitment must be plotted (or, identified on the face of the survey as not plottable). Indicate the reason that any exceptions (except liens) are not plottable.

         1.7 All easements affecting the property shall be identified by recording information (book and page or document number of instrument creating the easement).

         1.8 Identify all utility lines as they service the property and improvements (sewer, water, gas, electric and telephone). Indicate whether the utility line is above or below grade and show the sizes of the respective service.

         1.9 Show and describe encroachments or make a positive statement there are not encroachments.

         1.10 State whether or not the property appears on any U.S. Department of H.U.D.



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                  Flood Insurance Boundary Map and, if so, further state the map number and whether or not the property appears in the "Flood Hazard" shown on the map.

         1.11     Show the location of railroad tracks and sidings.

         1.12 The location of rubbish fills, sloughs, springs, filled-in wells or cisterns and seep holes should be charted wherever possible.

         1.13 For property on which existing improvements are to remain, include:

                  1.13.1 All structures and improvements including sidewalks, stoops, over-hangs, and parking areas must be shown. The square footage of all structures must be listed. Show all structures and improvements on said parcel with horizontal lengths of all sides and the relation thereof by distances to (i) all boundary lines of the parcel; (ii) servient easements; (iii) established building lines; and (iv) street lines.

                  1.13.2 Identify parking and paved areas. Identify the number of vehicles that may be parked in each parking area.

2.   Foundation Survey:

         2.1 The property survey shall be updated to show the location of added building foundations. It shall show horizontal lengths of all sides and the relation thereof by distances to: (a) all boundary lines of the parcel; (b) servient easements; (c) established building lines; and (d) street lines.

          2.2 Certification shall be updated to the date the foundation survey was made.

3.   Final Survey:

         3.1 The property survey shall be updated to show all completed structures and improvements in the same manner as required in item 13 (a) above.

         3.2 Certification will be updated to the date the final survey was made.







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                                    EXHIBIT D

                       LONG-FORM CERTIFICATION FOR SURVEYS

I hereby certify to Key Corporate Capital Inc. and Borrower and Title Insurance Company that the survey prepared by me entitled " _________________________________" was actually made upon the ground and that it and the information, courses and distances shown thereon are correct; that the title lines and lines of actual possession are the same; that the size, location and type of buildings and improvements are as shown and all are within the boundary lines of the property; that there are no violations of zoning ordinances, restrictions or other rules and regulations with reference to the location of said building and improvements; that there are no easements, encroachments or use affecting this property appearing from a careful physical inspection of the same, other than those shown and depicted thereon; that all utility services required for the operations of the premises either enter the premises through adjoining public streets, or the survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land; that the survey shows the location and direction of all storm drainage systems for the collection and disposal of all roof and surface drainage; that any discharge into streams, rivers or other conveyance system is shown on the survey; and that the parcels described heron do not lie within flood hazard areas in accordance with the document entitled "Department of Housing and Urban Development, Federal Insurance Administration - Special Flood Hazard Area Maps". This survey is made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM."





                                        BY: ___________________________



                                        DATE: _________________________



(Seal)


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